                                                                     Exhibit 4.1

                                                                  EXECUTION COPY


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                        4% Convertible Senior Debentures

                          Dated as of November 25, 2003

                           --------------------------

                                      Among

                           Millennium Chemicals Inc.,

                                   as Company,

                            Millennium America Inc.,

                                  as Guarantor,

                                       and

                              The Bank of New York,

                                   as Trustee

                           --------------------------

                                    INDENTURE

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----

                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.01.  Definitions.............................................................................2

                                    ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBENTURES
SECTION 2.01.  Amount of Debentures...................................................................14
SECTION 2.02.  Form and Dating........................................................................14
SECTION 2.03.  Execution and Authentication...........................................................14
SECTION 2.04.  Registrar and Paying Agent.............................................................14
SECTION 2.05.  Paying Agent to Hold Money in Trust....................................................15
SECTION 2.06.  Holder Lists...........................................................................15
SECTION 2.07.  Transfer and Exchange..................................................................16
SECTION 2.08.  Replacement Debentures.................................................................16
SECTION 2.09.  Outstanding Debentures.................................................................17
SECTION 2.10.  Temporary Debentures...................................................................17
SECTION 2.11.  Cancelation............................................................................17
SECTION 2.12.  Defaulted Interest.....................................................................18
SECTION 2.13.  CUSIP and ISIN Numbers.................................................................18

                                    ARTICLE 3

                     REDEMPTION AND REPURCHASE OF DEBENTURES

SECTION 3.01.  Company's Right to Redeem..............................................................18
SECTION 3.02.  Redemption for Changes in Withholding Taxes............................................18
SECTION 3.03.  Notice of Optional Redemption; Selection of Debentures.................................19
SECTION 3.04.  Payment of Debentures Called for Redemption by the Company.............................21
SECTION 3.05.  Conversion Arrangement on Call for Redemption..........................................21
SECTION 3.06.  Repurchase of Debentures by the Company at Option of Holders upon a Fundamental
                      Change..........................................................................22
SECTION 3.07.  Repurchase of Debentures by the Company at Option of Holders on Specified Dates........25
SECTION 3.08.  Company's Right to Elect Manner of Payment of Repurchase Price.........................27
SECTION 3.09.  Conditions and Procedures for Repurchase at Option of Holders..........................30

                                    ARTICLE 4

                       PARTICULAR COVENANTS OF THE COMPANY

SECTION 4.01.  Payment of Principal and Interest......................................................32
SECTION 4.02.  Maintenance of Office or Agency........................................................32
SECTION 4.03.  Appointments to Fill Vacancies in Trustee's Office.....................................33
SECTION 4.04.  Provisions as to Paying Agent..........................................................33
SECTION 4.05.  Existence..............................................................................34
SECTION 4.06.  Rule 144A Information Requirement......................................................34
SECTION 4.07.  Stay, Extension and Usury Laws.........................................................34
SECTION 4.08.  Compliance Certificate.................................................................35
SECTION 4.09.  Liquidated Damages Notice..............................................................35
SECTION 4.10.  Additional Amounts.....................................................................35

                                    ARTICLE 5

       DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

SECTION 5.01.  Debentureholders' Lists................................................................37
SECTION 5.02.  Preservation and Disclosure of Lists...................................................37
SECTION 5.03.  Reports by Trustee.....................................................................37
SECTION 5.04.  Reports by the Company.................................................................37

                                    ARTICLE 6

       REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON AN EVENT OF DEFAULT

SECTION 6.01.  Events of Default......................................................................38
SECTION 6.02.  Payments of Debentures on Default; Suit Therefor.......................................40
SECTION 6.03.  Application of Monies Collected by Trustee.............................................42
SECTION 6.04.  Proceedings by Debentureholder.........................................................42
SECTION 6.05.  Proceedings by Trustee.................................................................43
SECTION 6.06.  Remedies Cumulative and Continuing.....................................................43
SECTION 6.07.  Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders........44
SECTION 6.08.  Notice of Defaults.....................................................................44
SECTION 6.09.  Undertaking to Pay Costs...............................................................44

                                    ARTICLE 7

                                   THE TRUSTEE

SECTION 7.01.  Duties of Trustee......................................................................45
SECTION 7.02.  Rights of Trustee......................................................................46
SECTION 7.03.  Individual Rights of Trustee...........................................................47
SECTION 7.04.  Trustee's Disclaimer...................................................................47
SECTION 7.05.  Notice of Defaults.....................................................................47
SECTION 7.06.  Reports by Trustee to Holders..........................................................48
SECTION 7.07.  Compensation and Indemnity.............................................................48

SECTION 7.08.  Replacement of Trustee.................................................................49
SECTION 7.09.  Successor Trustee by Merger............................................................50
SECTION 7.10.  Eligibility; Disqualification..........................................................50
SECTION 7.11.  Preferential Collection of Claims Against Company......................................50

                                    ARTICLE 8

                              THE DEBENTUREHOLDERS

SECTION 8.01.  Action by Debentureholders.............................................................50
SECTION 8.02.  Proof of Execution by Debentureholders.................................................51
SECTION 8.03.  Who Are Deemed Absolute Owners.........................................................51
SECTION 8.04.  Company-owned Debentures Disregarded...................................................51
SECTION 8.05.  Revocation of Consents, Future Holders Bound...........................................52

                                    ARTICLE 9

                          MEETINGS OF DEBENTUREHOLDERS

SECTION 9.01.  Purpose of Meetings....................................................................52
SECTION 9.02.  Call of Meetings by Trustee............................................................52
SECTION 9.03.  Call of Meetings by Company or Debentureholders........................................53
SECTION 9.04.  Qualifications for Voting..............................................................53
SECTION 9.05.  Regulations............................................................................53
SECTION 9.06.  Voting.................................................................................54
SECTION 9.07.  No Delay of Rights by Meeting..........................................................54

                                   ARTICLE 10

                             SUPPLEMENTAL INDENTURES

SECTION 10.01.  Supplemental Indentures Without Consent of Debentureholders...........................54
SECTION 10.02.  Supplemental Indenture with Consent of Debentureholders...............................56
SECTION 10.03.  Effect of Supplemental Indenture......................................................57
SECTION 10.04.  Notation on Debentures................................................................57
SECTION 10.05.  Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee...........57

                                   ARTICLE 11

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 11.01.  Company and Guarantor May Consolidate on Certain Terms................................58
SECTION 11.02.  Successor to Be Substituted...........................................................59
SECTION 11.03.  Opinion of Counsel to Be Given Trustee................................................60

                                      iii


                                   ARTICLE 12

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 12.01.  Discharge of Indenture................................................................60
SECTION 12.02.  Paying Agent to Repay Monies Held.....................................................60
SECTION 12.03.  Return of Unclaimed Monies............................................................61

                                   ARTICLE 13

         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 13.01.  Indenture and Debentures Solely Corporate Obligations.................................61

                                   ARTICLE 14

                               DEBENTURE GUARANTEE

SECTION 14.01.  Debenture Guarantee...................................................................61
SECTION 14.02.  Limitation on Liability...............................................................63
SECTION 14.03.  Successors and Assigns................................................................63
SECTION 14.04.  No Waiver.............................................................................64
SECTION 14.05.  Modification..........................................................................64
SECTION 14.06.  Execution and Non-Impairment..........................................................64

                                   ARTICLE 15

                            CONVERSION OF DEBENTURES

SECTION 15.01.  Right to Convert......................................................................64
SECTION 15.02.  Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No
                      Adjustment for Interest or Dividends; Settlement of Cash or Common Stock upon
                      Conversion......................................................................67
SECTION 15.03.  Cash Payments in Lieu of Fractional Shares............................................71
SECTION 15.04.  Conversion Rate.......................................................................71
SECTION 15.05.  Adjustment of Conversion Rate.........................................................71
SECTION 15.06.  Effect of Reclassification, Consolidation, Merger or Sale.............................77
SECTION 15.07.  Taxes on Shares Issued................................................................78
SECTION 15.08.  Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental
                      Requirements; Listing of Common Stock...........................................78
SECTION 15.09.  Responsibility of Trustee.............................................................79
SECTION 15.10.  Notice to Holders Prior to Certain Actions............................................80
SECTION 15.11.  Limitations on Delivery of Cash in Lieu of Common Stock...............................80

                                   ARTICLE 16

                            MISCELLANEOUS PROVISIONS

SECTION 16.01.  Confidentiality Exception.............................................................81
SECTION 16.02.  Provisions Binding on Company's Successors............................................81

                                       iv
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

SECTION 16.03.  Official Acts by Successor Corporation................................................81
SECTION 16.04.  Addresses for Notices, Etc............................................................81
SECTION 16.05.  Governing Law.........................................................................82
SECTION 16.06.  Evidence of Compliance with Conditions Precedent, Certificates to Trustee.............82
SECTION 16.07.  Legal Holidays........................................................................82
SECTION 16.08.  Company Responsible for Making Calculations...........................................82
SECTION 16.09.  Trust Indenture Act...................................................................83
SECTION 16.10.  No Security Interest Created..........................................................83
SECTION 16.11.  Benefits of Indenture.................................................................83
SECTION 16.12.  Table of Contents, Headings, Etc......................................................83
SECTION 16.13.  Authenticating Agent..................................................................83
SECTION 16.14.  Execution in Counterparts.............................................................84
SECTION 16.15.  Severability..........................................................................84

Appendix A   Provisions Relating to Debentures........................................................A-1

                                    INDENTURE

                  INDENTURE dated as of November 25, 2003, among MILLENNIUM CHEMICALS INC., a Delaware corporation (hereinafter called the "Company"), having its principal office at 20 Wight Avenue, Hunt Valley, MD 21030, MILLENNIUM AMERICA INC., a Delaware corporation and an indirect, wholly-owned subsidiary of the Company (hereinafter called the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation (hereinafter called the "Trustee").

                                   WITNESSETH:

                  WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 4% Convertible Senior Debentures (hereinafter called the "Debentures"), in an aggregate principal amount limited to $125,000,000 ($150,000,000 if the Initial Purchasers exercise in full their overallotment option to purchase additional Debentures), and the Guarantor has duly authorized the Debenture Guarantee (as hereinafter defined), and, to provide the terms and conditions upon which the Debentures and the Debenture Guarantee are to be authenticated, issued and delivered, the Company and the Guarantor have duly authorized the execution and delivery of this Indenture.

                  WHEREAS, the Debentures, the Debenture Guarantee, the certificate of authentication to be borne by the Debentures, a form of assignment, a form of fundamental change repurchase election, a form of Company repurchase election and a form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for.

                  WHEREAS, all acts and things necessary to make the Debentures and the Debenture Guarantee, when executed by the Company and the Guarantor, as applicable, and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company and the Guarantor, as applicable, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures and the Debenture Guarantee have in all respects been duly authorized. In addition, all things necessary to duly authorize the issuance of the Common Stock of the Company initially issuable upon the conversion of the Debentures, and to duly reserve for issuance the number of shares of Common Stock initially issuable upon such conversion have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  That in order to declare the terms and conditions upon which the Debentures and the Debenture Guarantee are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company and the Guarantor covenant and agree with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

                                    ARTICLE 1
                                   Definitions

                  SECTION 1.01. Definitions. The terms defined in this Section
1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section
1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "herein", "hereof", "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

                  "Additional Amounts" has the meaning specified in Section 4.10(b).

                  "Adjustment Event" has the meaning specified in Section 15.05(l).

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Bank Indebtedness" means any and all indebtedness payable under or in respect of the Credit Agreement and any refinancings (and successive refinancings) with respect thereto, each as amended from time to time, including principal, premium (if any), reimbursement obligations and guarantees in respect thereof. It is understood and agreed that a refinancing (and successive refinancings) in respect of the Credit Agreement may be incurred from time to time after termination of the Credit Agreement.

                  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to the bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "Board of Directors" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

                  "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

                  "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

                  "capital stock" of any Person means any and all shares (including ordinary shares underlying any American Depositary Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

                  "cash" has the meaning specified in Section 3.08(a).

                  "Cash Amount" has the meaning specified in Section 15.02(h)(iii).

                  "Cash Settlement Averaging Period" has the meaning specified in Section 15.02(h)(ii)(B).

                  "Cash Settlement Notice Period" has the meaning specified in
Section 15.02(g)(i).

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.06, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $0.01) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "Company" means the corporation named as the "Company" in the first paragraph of this Indenture, and, subject to the provisions of Article 11 and Section 15.06, shall include its successors and assigns.

                  "Company Repurchase Date" has the meaning specified in Section 3.07(a).

                  "Company Repurchase Election" has the meaning specified in
Section 3.07(c)(i).

                  "Company Repurchase Notice" has the meaning specified in
Section 3.07(b).

                  "Company Repurchase Price" has the meaning specified in
Section 3.07(a).

                  "Consolidated Net Tangible Assets" of the Company means, at any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, purchased technology, patents, unamortized debt discount and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries, computed in accordance with GAAP, and shall exclude the "Net Tangible Assets" of all of its subsidiaries which are not Restricted Subsidiaries. For purposes of the definition of "Fundamental Change" and Section 11.01, "Net Tangible Assets" means, at any date of determination, the Net Tangible Assets of any Persons being sold, plus the book value of the investment in Equistar to the extent it is being sold, each as set forth on the most recent balance sheet of such Persons, computed in accordance with GAAP. As used in the definition of each of Consolidated Net Tangible Assets and Net Tangible Assets, the term "Net Tangible Assets" of any Person means, at any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, purchased technology, patents, unamortized debt discount and other like intangible assets, all as set forth on the most recent balance sheet of such Person computed in accordance with GAAP.

                  "Conversion Agent" means the Trustee or such other office or agency designated by the Company where Debentures may be presented for conversion.

                  "Conversion Date" has the meaning specified in Section
15.02(c).

                  "Conversion Obligation" has the meaning specified in Section 15.02(g)(i).

                  "Conversion Price" as of any day means $1,000 divided by the Conversion Rate as of such date and rounded to the nearest cent. The Conversion Price shall initially be $13.63 per share of Common Stock.

                  "Conversion Rate" has the meaning specified in Section 15.04.

                  "Conversion Retraction Period" has the meaning specified in
Section 15.02(g)(i).

                  "Corporate Trust Office" or other similar term means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration.

                  "Credit Agreement" means the credit agreement dated as of June 18, 2001, among Millennium America Inc., Millennium Inorganic Chemicals Limited, the other subsidiaries of the Company party thereto, the Company, the lenders party thereto, the issuing banks party thereto, Bank of America, N.A., as syndication agent, and The Chase Manhattan Bank, as administrative agent and collateral agent, as amended, restated, supplemented, waived, replaced, renewed, extended, increased, substituted (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time.

                   "Custodian" means The Bank of New York, a New York banking corporation, as custodian with respect to the Debentures in global form, or any successor entity thereto.

                  "Debenture" or "Debentures" means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture, including any Global Debenture.

                  "Debenture Guarantee" means the Guarantor's Guarantee of the obligations with respect to the Debentures issued by the Company pursuant to the terms of this Indenture.

                  "Debenture Register" has the meaning specified in Section
2.04.

                  "Debenture Registrar" has the meaning specified in Section
2.04.

                  "Debentureholder" or "holder" as applied to any Debenture, or other similar terms (but excluding the term "beneficial holder"), means any Person in whose name a particular Debenture is registered at the time on the Debenture Registrar's books.

                  "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

                  "Defaulted Interest" means any interest on any Debentures which is payable, but is not punctually paid or duly provided for, on any November 15 or May 15.

                  "Depositary" has the meaning specified in Appendix A.

                  "Determination Date" has the meaning specified in Section 15.05(l).

                  "Equistar" means Equistar Chemicals, LP.

                  "Event of Default" has the meaning specified in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  "Ex-Dividend Date" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

                  "Expiration Time" means the last time tenders or exchanges may be made pursuant to a tender or exchange offer.

                  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Unless otherwise indicated, Fair Market Value shall be determined in good faith by the Board of Directors.

                  "Final Notice Date" has the meaning specified in Section 15.02(g).

                  "Form of Conversion Notice" has the meaning specified in
Section 15.02(a).

                  "Fundamental Change" means the occurrence after the Original Issuance Date of any of the following:

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the "Exchange Act", other than the Company or one of its subsidiaries, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have beneficial ownership of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company or the Guarantor (for the purposes of this clause (a), such person shall be deemed to beneficially own any voting stock of an entity held by any other entity (the "parent entity"), if such person is the beneficial owner (as defined in this clause (a)), directly or indirectly, of more than 50% of the voting power of the voting stock of such parent entity); or

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company or the Guarantor, as the case may be (together with any new directors whose election by the board of directors of the Company or the Guarantor, as the case may be, or whose nomination for election by the shareholders of the Company or the Guarantor, as the case may be, was approved by a vote of 66 2/3% of the directors of the Company or the Guarantor, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company or the Guarantor, as the case may be then in office; or

                  (c) the adoption of a plan relating to the liquidation or dissolution of the Company or the Guarantor; or

                  (d) the merger or consolidation of the Company or the Guarantor with or into another person or the merger of another person with or into the Company or the Guarantor, or the sale of all or substantially all of the assets of the Company or the Guarantor to another person, unless, in the case of any such merger or consolidation, securities, as the case may be, that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of the Company or the Guarantor constitute or are changed into or exchanged for securities that constitute, in addition to any other consideration, securities of the surviving person that represent immediately after such transaction at least a majority of the aggregate voting power of the voting stock of the surviving person or transferee. For purposes of this clause (d), (1) the sale by the Company or the Guarantor of the equity interests in Millennium Petrochemicals Inc., the equity interests in the limited liability companies which directly or indirectly own the Company's equity interests in Equistar, and/or the Company's equity interests in Equistar will be deemed not to constitute a sale of all or substantially all of the assets of the Company or the Guarantor if any such sale consists of Net Tangible Assets constituting 33 1/3% or less of the Consolidated Net Tangible Assets of the Company as of the date of the most recent publicly available consolidated balance sheet of the Company and its subsidiaries and (2) it shall not be a fundamental change if the Company or the Guarantor merges into a restricted subsidiary or consolidates with or into a restricted subsidiary, or sells all or substantially all of its assets to a restricted subsidiary for internal restructuring purposes or in combination with another transaction which does not constitute a Fundamental Change; or

                  (e) the capital stock of the Company or other capital stock into which the Debentures are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices, and no American depository shares or similar instruments for such capital stock are so listed or approved for listing in the United States.

                  A Fundamental Change will not be deemed to have occurred in respect of (a), (b), (c) or (d) above, however, if either:

                  (a) the Last Reported Sale Price of the Common Stock for any five Trading Days within the 10 consecutive Trading Days ending immediately after the later of the Fundamental Change or the public announcement thereof, equals or exceeds 105% of the applicable Conversion Price of the Debentures immediately before the Fundamental Change or the public announcement thereof; or

                  (b) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as "Publicly Traded Securities") and as a result of this transaction or transactions the Debentures become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares.

                  "Fundamental Change Repurchase Date" has the meaning specified in Section 3.06(a).

                  "Fundamental Change Repurchase Election" has the meaning specified in Section 3.06(c)(i).

                  "Fundamental Change Repurchase Notice" has the meaning specified in Section 3.06(b).

                  "Fundamental Change Repurchase Price" has the meaning provided in Section 3.06(a).

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of November 25, 2003, including those set forth in:

                  (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

                  (b) statements and pronouncements of the Financial Accounting Standards Board,

                  (c) such other statements by such other entities as approved by a significant segment of the accounting profession, and

                  (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  All computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

                  "Global Debenture" means a Debenture in global form registered in the name of the Depository or the nominee of the Depository.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of Indebtedness.

                  "Guaranteed Obligations" has the meaning specified in Section 14.01(a).

                  "Indebtedness" means, with respect to any Person, without duplication:

                  (a) all indebtedness, obligations and other liabilities of such Person for borrowed money, including commitment or standby fees, enforcement expenses, collateral protection expenses and other reimbursement indemnity obligations with respect to such indebtedness, overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation of such Person incurred in the ordinary course of business in connection with the obtaining of materials or services;

                  (b) obligations of such Person with respect to letters of credit, bank guarantees or bankers' acceptances;

                  (c) obligations of such Person in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations;

                  (d) all obligations and other liabilities of such Person under any lease or related document in connection with the lease of real property that provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and such Person's obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

                  (e) all obligations of such Person with respect to an interest rate or other swap, cap or collar agreement or foreign currency hedge, exchange or purchase agreement;

                  (f) all direct or indirect guarantees or similar agreements in respect of such Person's obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in paragraphs (a) to
(e) above;

                  (g) any obligations of such Person described in paragraphs (a) to (e) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person; and

                  (h) any renewals, extensions, refundings, refinancings, restructurings, amendments or modifications to paragraphs (a) to (g) above.

                  "Indenture" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

                  "Initial Purchasers" means J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., SG Cowen Securities Corporation and Daiwa Securities SMBC Europe Limited.

                  "interest" means, when used with respect to the Debentures, any interest payable under the terms of the Debentures, Liquidated Damages, if any, payable under the terms of the Registration Rights Agreement, and Additional Amounts, if any, payable pursuant to Section 4.10.

                  "Interest Payment Date" means November 15 and May 15 of each year, commencing May 15, 2004.

                  "Last Reported Sale Price" of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "Last Reported Sale Price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the "Last Reported Sale Price" will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.

                  "Lien" means, with respect to any asset, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

                  "Liquidated Damages" has the meaning specified in Section 3(a) of the Registration Rights Agreement

                  "Liquidated Damages Notice" has the meaning specified in
Section 4.09(a).

                  "Market Price" means, with respect to any Repurchase Date or other date of determination, the average of the Last Reported Sale Price of the Common Stock for the twenty (20) consecutive Trading Days ending on the third Business Day prior to the applicable Repurchase Date or date of determination, as the case may be (or, if such third Business Day prior to the applicable Repurchase Date or date of determination, as the case may be, is not a Trading Day, then ending on the last Trading Day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day during the period of twenty (20) consecutive Trading Days and ending on the applicable Repurchase Date or date of determination, as the case may be, of any event described in Section 15.05 or
Section 15.06.

                  "non-electing share" has the meaning specified in Section
15.06.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"), the Treasurer or the Secretary or an Assistant Secretary of the Company. "Officer" of the Guarantor has a correlative meaning.

                  "Officers' Certificate", when used with respect to the Company, means a certificate signed by any two of the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"), the Treasurer or the Secretary of the Company.

                  "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company.

                  "Original Issuance Date" means the date on which the Debentures are first authenticated and delivered under this Indenture.

                  "outstanding", when used with reference to Debentures and subject to the provisions of Section 8.04, means, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

                  (a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Debentures, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or (ii) which shall have been otherwise discharged in accordance with Article 12;

                  (c) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.08; and

                  (d) Debentures converted into Common Stock pursuant to Article 15 and Debentures deemed not outstanding pursuant to Article 3.

                  "Paying Agent" has the meaning specified in Section 2.04.

                  "Person" means any corporation, association, partnership, limited liability company, individual, joint venture, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                  "Principal Value Conversion" has the meaning specified in
Section 15.01(a).

                  "Redemption Date" has the meaning specified in Section
3.03(a).

                  "Redemption Notice" has the meaning specified in Section 3.03(a).

                  "Redemption Price" has the meaning specified in Section 3.01.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 25, 2003, among the Company, the Guarantor and the Initial Purchasers, as amended from time to time in accordance with its terms.

                  "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the November 1 or May 1 preceding such Interest Payment Date (whether or not a Business Day).

                  "Relevant Taxing Jurisdiction" means the government of the United Kingdom or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which the Company's organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (in each case, other than the United States or any political subdivision or taxing authority thereof).

                  "Repurchase Date" means the Fundamental Change Repurchase Date or the Company Repurchase Date, as the context requires.

                  "Repurchase Election" means the Fundamental Change Repurchase Election or the Company Repurchase Election, as the context requires.

                  "Repurchase Notice" means the Fundamental Change Repurchase Notice or the Company Repurchase Notice, as the context requires.

                  "Repurchase Price" means the Fundamental Change Repurchase Price or the Company Repurchase Price, as the context requires.

                  "Restricted Subsidiary" means any "Restricted Subsidiary" as defined under the indenture governing the Guarantor's 9 1/4% Senior Notes due 2008.

                  "Restricted Securities" refers to every Debenture or Common Stock that bears or is required under Section 2.07 to bear the legend set forth in the appendix.

                  "Rule 144A" means Rule 144A as promulgated under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stated Maturity" means November 15, 2023.

                  "Stock Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  "Subordinated Obligations" means any indebtedness of the Company that is subordinate or junior in right of payment to the Debentures pursuant to a written agreement. "Subordinated Obligations" of the Guarantor has a correlative meaning.

                  "subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

                  "Taxes" has the meaning specified in Section 4.10.

                  "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the applicable security is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the applicable security is then traded (provided that no day on which trading of the applicable security is suspended on such exchange or other trading market will count as a Trading Day).

                  "Trading Price" means, as of any date of determination, the average of the secondary market bid quotations obtained by the Trustee for $5,000,000 principal amount of Debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers (none of which shall be an Affiliate of the Company) in The City of New York (or such other place that may be determined from time to time by the Company) selected by the Company; provided, however, if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of Debentures from an independent nationally recognized securities dealer or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Debentures, then the Trading Price per $1,000 principal amount of Debentures will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections 10.03 and 15.06; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Trustee" means The Bank of New York, a New York banking corporation, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

                  "voting stock" means all classes of capital stock or other interests (including partnership interests of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means a Subsidiary of the Company all the capital stock of which (other than directors' qualifying shares) is owned by the Company or another

Wholly Owned Subsidiary. "Wholly Owned Subsidiary" of the Guarantor has a correlative meaning.

                                   ARTICLE 2

     Issue, Description, Execution, Registration and Exchange of Debentures

                  SECTION 2.01. Amount of Debentures. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture shall not exceed $125,000,000 ($150,000,000 if the Initial Purchasers exercise in full their overallotment option pursuant to the Purchase Agreement) (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.04, 15.02 or the Appendix).

                  SECTION 2.02. Form and Dating. Provisions relating to the Debentures are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Debentures and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Debentures may have notations, legends or endorsements (including the Debenture Guarantee) required by law, stock exchange rule, agreements to which the Company or the Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Debenture shall be dated the date of its authentication. The Debentures shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

                  SECTION 2.03. Execution and Authentication. Two Officers shall sign the Debentures for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Debenture no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture shall be valid nevertheless.

                  A Debenture shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Debenture. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery Debentures as set forth in the Appendix.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Debentures. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Debenture Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.04. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange (the "Debenture Registrar") and an office or agency where Debentures may be presented for payment (the "Paying Agent"). The Debenture Registrar shall keep a register of the Debentures and of their transfer and exchange (the "Debenture Register"). The Company may have one or more co-Debenture Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Debenture Registrar" includes any co-Debenture Registrars. The Company initially appoints the Trustee as (i) Debenture Registrar and Paying Agent in connection with the Debentures and (ii) the Securities Custodian with respect to the Global Debentures.

                  (b) The Company shall enter into an appropriate agency agreement with any Debenture Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Debenture Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefore pursuant to Section 7.07. The Company may change the Paying Agent or Debenture Registrar without prior notice to the holders of the Debentures. The Company, the Guarantor or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Debenture Registrar.

                  (c) The Company may remove any Debenture Registrar or Paying Agent upon written notice to such Debenture Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until
(i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Debenture Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Debenture Registrar or Paying Agent until the appointment of a successor in accordance with clause
(i) above. The Debenture Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

                  SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Debenture, the Company shall deposit with the Paying Agent (or if the Company, the Guarantor or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Debentures, and shall notify the Trustee of any default by the Company in making any such payment. If the Company, the Guarantor or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Debenture Registrar, the Company shall furnish, or cause the

Debenture Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

                  SECTION 2.07. Transfer and Exchange. The Debentures shall be issued in registered form and shall be transferable only upon the surrender of a Debenture for registration of transfer and in compliance with the Appendix. When a Debenture is presented to the Debenture Registrar with a request to register a transfer, the Debenture Registrar shall register the transfer as requested if its requirements therefore are met. When Debentures are presented to the Debenture Registrar with a request to exchange them for an equal principal amount of Debentures of other denominations, the Debenture Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Debentures at the Debenture Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Debenture Registrar need not register transfers or exchanges of Debentures selected for redemption (except, in the case of Debentures to be redeemed in part, the portion thereof not to be redeemed) or any Debentures for a period of 15 days before a selection of Debentures to be redeemed.

                  Prior to the due presentation for registration of transfer of any Debenture, the Company, the Guarantor, the Trustee, the Paying Agent and the Debenture Registrar may deem and treat the Person in whose name a Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest, if any on such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and none of the Company, the Guarantor, the Trustee, the Paying Agent, or the Debenture Registrar shall be affected by notice to the contrary.

                  Any holder of a Global Debenture shall, by acceptance of such Global Debenture, agree that transfers of beneficial interest in such Global Debenture may be effected only through a book-entry system maintained by (a) the holder of such Global Debenture (or its agent) or (b) any holder of a beneficial interest in such Global Debenture, and that ownership of a beneficial interest in such Global Debenture shall be required to be reflected in a book entry.

                  All Debentures issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Debentures surrendered upon such transfer or exchange.

                  SECTION 2.08. Replacement Debentures. If a mutilated Debenture is surrendered to the Debenture Registrar or if the holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the Company or the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Debenture Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Debenture being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial
Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Debenture Registrar from any loss that any of them may suffer if a Debenture is replaced. The Company and the Trustee may charge the holder for their expenses in replacing a Debenture. In the event any such mutilated, lost, destroyed or wrongfully taken Debenture has become or is about to become due and payable, the Company in its discretion may pay such Debenture instead of issuing a new Debenture in replacement thereof.

                  Every replacement Debenture is an additional obligation of the Company.

                  The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Debentures.

                  SECTION 2.09. Outstanding Debentures. Debentures outstanding at any time are all Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 8.04, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

                  If a Debenture is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Debenture is held by a protected purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Debentures (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Debentures (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.10. Temporary Debentures. In the event that Definitive Debentures are to be issued under the terms of this Indenture, until such Definitive Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of Definitive Debentures but may have variations that the Company considers appropriate for temporary Debentures. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Debentures and deliver them in exchange for temporary Debentures upon surrender of such temporary Debentures at the office or agency of the Company, without charge to the holder.

                  SECTION 2.11. Cancelation. The Company at any time may deliver Debentures to the Trustee for cancelation. The Debenture Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Debentures in accordance with its customary procedures or deliver canceled Debentures to the Company pursuant to written direction by an Officer. The Company may not issue new Debentures to replace Debentures it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Debentures in place of canceled Debentures other than pursuant to the terms of this Indenture.

                  SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Debentures, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.13. CUSIP and ISIN Numbers. The Company in issuing the Debentures may use "CUSIP" and ISIN numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and ISIN numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3

                     Redemption and Repurchase of Debentures

                  SECTION 3.01. Company's Right to Redeem. Except as described in Section 3.02 below, prior to November 15, 2010, the Debentures will not be redeemable at the Company's option. At any time on or after November 15, 2010 and prior to Stated Maturity, the Company, at its option, may redeem the Debentures in accordance with the provisions of Sections 3.03, 3.04 and 3.05 on the Redemption Date for cash, in whole or in part, at a redemption price (the "Redemption Price") equal to 100% of the principal amount of the Debentures to be redeemed together in each case with accrued and unpaid interest on the Debentures redeemed to (but excluding) the Redemption Date.

                  SECTION 3.02. Redemption for Changes in Withholding Taxes. (a) The Debentures shall be subject to redemption at the option of the Company, at any time, as a whole but not in part, at 100% of the principal amount thereof, plus accrued and unpaid interest on the Debentures, to (but excluding) the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and the "make whole" payment referred to in Section 3.02(b)), in the event the Company or the Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Debentures or the Debenture Guarantee, any Additional Amounts as a result of (i) a change in or an amendment to the laws (including any regulations promulgated thereunder) of any Relevant Taxing Jurisdiction or (ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of this Indenture; and in the case of clauses (i) and (ii) above, the Company or the Guarantor cannot avoid such obligation by taking reasonable measures available to the Company or the Guarantor.

                  (b) If the Company redeems the Debentures pursuant to Section 3.02(a) prior to November 15, 2010, it will make a "make whole" payment in cash on the redeemed Debentures equal to $295.77 per $1,000 principal amount of Debentures minus the amount of any interest actually paid (other than Liquidated Damages and Additional Amounts) and accrued and unpaid interest on the Debentures prior to the redemption date.

                  (c) Prior to providing a Redemption Notice with respect to a redemption of Debentures pursuant to this Section 3.02, the Company or the Guarantor shall deliver to the Trustee an Officers' Certificate to the effect that the Company or the Guarantor cannot avoid the Company's or the Guarantor's obligation to pay Additional Amounts by taking reasonable measures available to the Company or the Guarantor. The Company or the Guarantor shall also deliver an opinion of independent legal counsel of recognized standing stating that the Company or the Guarantor would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

                  SECTION 3.03. Notice of Optional Redemption; Selection of Debentures. (a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, or shall decide to redeem all, but not less than all, of the Debentures in compliance with Section 3.02, it shall fix a date for redemption (the "Redemption Date") and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (a "Redemption Notice") not fewer than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each holder of Debentures so to be redeemed at its last address as the same appears on the Debenture Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption shall not affect the validity of the proceedings for the redemption of any other Debenture. Concurrently with the mailing of any such Redemption Notice, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Debenture called for redemption.

                  (b) Each such Redemption Notice shall specify the aggregate principal amount of Debentures to be redeemed (in the case of a redemption pursuant to Section 3.01), the CUSIP number or numbers of the Debentures being redeemed, the Redemption Date (which shall be a Business Day), the Redemption Price at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof (in the case of a redemption pursuant to Section 3.01) to be redeemed will cease to accrue. Such notice shall also state the current Conversion Rate, the date on which the right to convert such Debentures or portions thereof (in the case of a redemption pursuant to Section 3.01) into Common Stock will expire (which date shall not be later than the close of business on the second Business Day prior to the Redemption Date), whether the Company has elected to satisfy all or a portion of its conversion obligation with cash in lieu of delivery of shares of Common Stock with respect to any Debentures or portions thereof and, if the Company has determined to satisfy all or any portion of the conversion obligation in cash, the dollar amount of the conversion to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount). In case any Debenture is to be redeemed in part only pursuant to Section 3.01, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

                  (c) On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.03, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Debentures (or portions thereof in the case of a redemption pursuant to Section 3.01) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date, it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 3.03(c) in excess of amounts required hereunder to pay the Redemption Price and accrued interest to, but excluding, the Redemption Date. If any Debenture called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than thirty-five (35) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Debentures to be redeemed.

                  (d) If less than all of the outstanding Debentures are to be redeemed (pursuant to Section 3.01), the Trustee shall select the Debentures or portions thereof of the Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Debenture selected for partial redemption is submitted for conversion in part after such selection, the portion of such Debenture submitted for conversion shall be deemed (so far as may be possible) to be from the portion selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for conversion in part before the mailing of the Redemption Notice.

                  Upon any redemption of less than all of the outstanding Debentures (pursuant to Section 3.01), the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures as are unconverted and outstanding at the time of redemption, treat as outstanding any Debentures surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a Redemption Notice and may (but need not) treat as outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

                  SECTION 3.04. Payment of Debentures Called for Redemption by the Company. If notice of redemption has been given as provided in Section 3.03, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, and on and after the Redemption Date (unless the Company shall default in the payment of such Debentures at the Redemption Price) interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue and, after the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of such Debentures at the Redemption Price), such Debentures shall cease to be convertible into Common Stock and to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the Redemption Price thereof. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price; provided that if the applicable Redemption Date is an Interest Payment Date, the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Debentures on the applicable record date instead of the holders surrendering such Debentures for redemption on such date.

                  Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

                  Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any Redemption Notice during the continuance of a default in payment of interest on the Debentures. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, continue to bear interest at the rate borne by the Debenture, compounded semiannually, and such Debenture shall remain convertible into Common Stock until the principal and interest shall have been paid or duly provided for.

                  SECTION 3.05. Conversion Arrangement on Call for Redemption. In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment banks or other purchasers to purchase such Debentures by paying to the Trustee in trust for the Debentureholders, on or before the Redemption Date, an amount not less than the applicable Redemption Price of such Debentures. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Debentures shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Debentures not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 15) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Debentures shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Debentures. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

                  SECTION 3.06. Repurchase of Debentures by the Company at Option of Holders upon a Fundamental Change. (a) If a Fundamental Change shall occur at any time prior to Stated Maturity, each holder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on the date specified in the Fundamental Change Repurchase Notice, which date shall be no more than thirty-five (35) Business Days after the occurrence of such Fundamental Change but in no event prior to the date on which such Fundamental Change occurs (the "Fundamental Change Repurchase Date"). The Company shall repurchase such Debentures at a price (the "Fundamental Change Repurchase Price") equal to 100% of the principal amount thereof plus any accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date falls on an Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the holders of record of the Debentures on the applicable record date instead of the holders surrendering the Debentures for repurchase on such date.

                  The Company's obligation to repurchase all or a portion of a holder's Debentures under this Section 3.06 shall be satisfied if a third party makes the offer to repurchase the Debentures at the Fundamental Change Repurchase Price in the manner and at the times and otherwise in compliance in all material respects with the requirements set out in this Section 3.06, such third party purchases all Debentures properly tendered and not withdrawn and such third party complies with the obligations of the Company in connection herewith.

                  (b) On or before the twenty-fifth (25th) Business Day prior to each Fundamental Change Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least ten (10) Business Days prior to the date the Trustee is requested to give notice as described below), unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all holders of record on such date a notice (the "Fundamental Change Repurchase Notice") of the occurrence of such Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof to each holder of Debentures at its last address as the same appears on the Debenture Register; provided that if the Company shall give such notice, it shall also give written notice of the Fundamental Change to the Trustee at such time as it is mailed to Debentureholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Each Fundamental Change Repurchase Notice shall state:

                  (i) the Fundamental Change Repurchase Price, excluding accrued and unpaid interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest that will be payable with respect to the Debentures on the Fundamental Change Repurchase Date;

                  (ii) whether the Company elects to pay the Fundamental Change Repurchase Price in cash, in shares of Common Stock or a combination thereof, specifying the percentage or amount of each;

                  (iii) if the Company elects to pay any portion of the Fundamental Change Repurchase Price in shares of Common Stock, the method of calculating the Market Price of the Common Stock;

                  (iv) the events causing the Fundamental Change and the date of the Fundamental Change;

                  (v) the Fundamental Change Repurchase Date;

                  (vi) the last date on which a holder may exercise the repurchase right;

                  (vii) the name and address of the Paying Agent and the Conversion Agent;

                  (viii) that Debentures as to which a Fundamental Change Repurchase Election has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the Debentures are otherwise convertible in accordance with Section 15.01;

                  (ix) that the holder shall have the right to withdraw any Debentures surrendered prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or any such later time as may be required by applicable law);

                  (x) a description of the procedure which a Debentureholder must follow to exercise such repurchase right or to withdraw any surrendered Debentures;

                  (xi) the CUSIP number or numbers of the Debentures (if then generally in use); and

                  (xii) briefly, the conversion rights of the Debentures and whether, at the time of such notice, the Debentures are eligible for conversion.

                  No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.06.

                  (c) Debentures shall be repurchased pursuant to this Section
3.06 at the option of the holder upon:

                  (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a "Fundamental Change Repurchase Election") in the form set forth on the reverse of the Debenture at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date stating:

                         (a) if certificated, the certificate numbers of the
                    Debentures which the holder shall deliver to be repurchased;

                         (b) the portion of the principal amount of the
                    Debentures that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof;

                         (c) that such Debentures shall be repurchased as of the
                    Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Debentures and in the Indenture; and

                         (d) in the event the Company elects to pay the
                    Fundamental Change Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Fundamental Change Repurchase Price shall ultimately be paid to such holder entirely in cash because any of the conditions to payment of the Fundamental Change Repurchase Price in shares of Common Stock is not satisfied prior to the close of business on the Business Day prior to the relevant Fundamental Change Repurchase Date, whether such holder elects (i) to withdraw such Fundamental Change Repurchase Election as to some or all of the Debentures to which such election relates (stating the principal amount and certificate numbers, if any, of the Debentures as to which such withdrawal shall relate) or (ii) to receive cash in respect of the entire Fundamental Change Repurchase Price for all Debentures (or portions thereof) to which such election relates; and

                  (ii) delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Fundamental Change Repurchase Election (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery or transfer being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.06 only if the Debentures so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

                  If a holder fails to indicate such holder's choice with respect to the election set forth in Section 3.06(c)(i)(d), such holder shall be deemed to have elected to receive cash in respect of the entire Fundamental Change Repurchase Price for all Debentures subject to such Fundamental Change Repurchase Election in the circumstances set forth in Section 3.06(c)(i)(d).

                  SECTION 3.07. Repurchase of Debentures by the Company at Option of Holders on Specified Dates. (a) On each of November 15, 2010, November 15, 2013 and November 15, 2018 (each, a "Company Repurchase Date"), each holder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Debentures, or any portion thereof that is a multiple of $1,000 principal amount. The Company shall repurchase such Debentures at a price (the "Company Repurchase Price") equal to 100% of the principal amount thereof plus any accrued and unpaid interest to but excluding the Company Repurchase Date; provided that if such Company Repurchase Date falls on an Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the holders of record of the Debentures on the applicable record date instead of the holders surrendering the Debentures for repurchase on such date.

                  (b) On or before the twenty-fifth (25th) Business Day prior to each Company Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least ten (10) Business Days prior to the date the Trustee is requested to give notice as described below), unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all holders of record on such date a notice (the "Company Repurchase Notice") to each holder of Debentures at its last address as the same appears on the Debenture Register; provided that if the Company shall give such notice, it shall also give written notice to the Trustee at such time as it is mailed to Debentureholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Each Company Repurchase Notice shall state:

                  (i) the Company Repurchase Price, excluding accrued and unpaid interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest that will be payable with respect to the Debentures on the Company Repurchase Date;

                  (ii) whether the Company elects to pay the Company Repurchase Price in cash, in shares of Common Stock or a combination thereof, specifying the percentage or amounts of each;

                  (iii) if the Company elects to pay any portion of the Company Repurchase Price in whole or in part in shares of Common Stock, the method of calculating the Market Price of the Common Stock;

                  (iv) the Company Repurchase Date;

                  (v) the last date on which a holder may exercise the repurchase right;

                  (vi) the name and address of the Paying Agent and the Conversion Agent;

                  (vii) that Debentures as to which a Company Repurchase Election has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the Debentures are otherwise convertible in accordance with Section 15.01;

                  (viii) that the holder shall have the right to withdraw any Debentures surrendered prior to the close of business on the Business Day immediately preceding the Company Repurchase Date (or any such later time as may be required by applicable law);

                  (ix) a description of the procedure which a Debentureholder must follow to exercise such repurchase right or to withdraw any surrendered Debentures;

                  (x) the CUSIP number or numbers of the Debentures (if then generally in use); and

                  (xi) briefly, the conversion rights of the Debentures and whether, at the time of such notice, the Debentures are eligible for conversion.

                  No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.07.

                  (c) Debentures shall be repurchased pursuant to this Section
3.07 at the option of the holder upon:

                  (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a "Company Repurchase Election") in the form set forth on the reverse of the Debenture at any time from the opening of business on the twentieth
         (20th) Business Day preceding the Company Repurchase Date until the close of business on the Business Day immediately preceding the Company Repurchase Date stating:

                         (1) if certificated, the certificate numbers of the
                    Debentures which the holder shall deliver to be repurchased;

                         (2) the portion of the principal amount of the
                    Debentures that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof;

                         (3) that such Debentures shall be repurchased as of the
                    Company Repurchase Date pursuant to the terms and conditions specified in the Debentures and in this Indenture; and

                         (4) in the event the Company elects to pay the Company
                    Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Company Repurchase Price shall ultimately be paid to such holder entirely in cash because any of the conditions to payment of the Company Repurchase Price in shares of Common Stock is not satisfied prior to the close of business on the Business Day prior to the relevant Company Repurchase Date, whether such holder elects
                    (i) to withdraw the Company Repurchase Election as to some or all of the Debentures to which such election relates (stating the principal amount and certificate numbers, if any, of the Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Company Repurchase Price for all Debentures (or portions thereof) to which such election relates; and

                  (ii) delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Company Repurchase Election (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery or transfer being a condition to receipt by the holder of the Company Repurchase Price therefore; provided that such Company Repurchase Price shall be so paid pursuant to this Section 3.07 only if the Debentures so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Company Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

                  If a holder fails to indicate such holder's choice with respect to the election set forth in Section 3.07(c)(i)(4), such holder shall be deemed to have elected to receive cash in respect of the entire Company Repurchase Price for all Debentures subject to such Company Repurchase Election in the circumstances set forth in Section 3.07(c)(i)(4).

                  SECTION 3.08. Company's Right to Elect Manner of Payment of Repurchase Price. (a) The Debentures to be repurchased by the Company on any Repurchase Date pursuant to Section 3.06 or Section 3.07, may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("cash") or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Section 3.08(e). The Company shall designate in its Repurchase Notice whether the Company will purchase the Debentures for cash or shares of Common Stock, or, if a combination thereof, the percentage of the Repurchase Price that it will pay in cash and the percentage that it will pay in shares of Common Stock; provided that the Company will pay cash for accrued and unpaid interest and for fractional interests in shares of Common Stock in an amount based upon the Market Price of such fractional shares. For purposes of determining the amount of any fractional interests, all Debentures subject to repurchase held by a holder shall be considered together (no matter how many separate certificates are to be presented).

                  (b) Each holder whose Debentures are repurchased pursuant to
Section 3.06 or Section 3.07 shall receive the same percentage of cash or shares of Common Stock in payment of the Repurchase Price for such Debentures as any other holder whose Debentures are repurchased, except (i) as provided in Section 3.08(a) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Debentures of a holder or holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, or because the conditions to purchasing the Debentures for shares of Common Stock set forth in Section 3.08(e) have not been satisfied, the Company may purchase the Debentures of such holder or holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Repurchase Notice to holders except pursuant to Section 3.08(e) in the event of a failure to satisfy, prior to the close of business on the Business Day immediately preceding the Repurchase Date, any condition to the payment of the Repurchase Price in whole or in part in shares of Common Stock.

                  (c) At least three (3) Business Days before the date of any Repurchase Notice, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i) the manner of payment selected by the Company;

                  (ii) the information required to be included in the Repurchase Notice;

                  (iii) if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in Section 3.08(e) have been or will be complied with; and

                  (iv) whether the Company desires the Trustee to give the Repurchase Notice required.

                  (d) If the Company elects to pay the Repurchase Price, or any percentage thereof, with respect to a Repurchase Date in shares of Common Stock, the number of shares of Common Stock to be delivered with respect to each $1,000 principal amount of Debentures shall be equal to the quotient obtained by dividing (i) the dollar amount of the Repurchase Price (not including any accrued and unpaid interest) to be paid in shares of Common Stock by (ii) 97.5% of the Market Price with respect to such Repurchase Date; provided that no fractional shares will be delivered.

                  (e) The Company's right to elect to pay some or all of the Repurchase Price with respect to a Repurchase Date by delivering shares of Common Stock shall be conditioned upon:

                  (i) the Company giving timely notice of its election and not having previously given notice of an election to pay the Repurchase Price with respect to such Repurchase Date entirely in cash;

                  (ii) the approval for listing of such shares of Common Stock on a national or regional securities exchange or the approval for quotation of such shares of Common Stock on the Nasdaq Automated Quotation System;

                  (iii) information necessary to calculate the Market Price being published in a daily newspaper of national circulation or being otherwise readily publicly available;

                  (iv) the registration of such shares of Common Stock under the Securities Act and the Exchange Act, in each case if required;

                  (v) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (vi) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Repurchase Price in respect of Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price, will be validly issued, fully paid and nonassessable and free from preemptive rights under the Company's Certificate of Incorporation and By-laws and the Delaware General Corporation Law, and, in the case of such Officers' Certificate, stating that each of the conditions in clauses
         (i) through (v) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the condition in clause (iv) above has been satisfied. Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Debentures and the Last Reported Sale Price of the Common Stock on each Trading Day during the period during which the Market Price with respect to such Repurchase Date is to be calculated.

                  If the foregoing conditions are not satisfied with respect to a holder or holders prior to the close of business on the Business Day immediately preceding the Repurchase Date, the Company shall pay the entire Repurchase Price of the Debentures of such holder or holders in cash.

                  Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Debentures, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's web site or through such other public medium as the Company may use at that time.

                  (f) All shares of Common Stock delivered upon purchase of the Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

                  (g) If a holder is paid some or all of the Repurchase Price with respect to such holder's Debentures in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock; provided that the holder shall pay any such tax which is due because the holder requests the Common Stock to be issued in a name other than that of the holder. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 3.09. Conditions and Procedures for Repurchase at Option of Holders. (a) The Company shall repurchase from the holder thereof, pursuant to Section 3.06 or Section 3.07, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debenture. Upon presentation of any Debenture repurchased in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the portion of the Debentures presented that is not repurchased.

                  (b) On or prior to a Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in
Section 4.04) an amount of cash and/or shares of Common Stock, as applicable, sufficient to repurchase on the Repurchase Date all the Debentures or portions thereof to be repurchased on such date at the Repurchase Price; provided that if such deposit is made on the Repurchase Date, it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date.

                  If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash or shares of Common Stock sufficient to pay the aggregate Repurchase Price of all the Debentures or portions thereof that are to be repurchased as of the Repurchase Date, on or after the Repurchase Date, (i) such Debentures will cease to be outstanding, (ii) interest on such Debentures will cease to accrue and (iii) all other rights of the holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or Paying Agent, other than the right to receive the Repurchase Price upon delivery of the Debentures.

                  (c) Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of a Repurchase Election, the holder of the Debenture in respect of which such Repurchase Election was given shall (unless such notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Debenture. Such Repurchase Price shall be paid to such holder, subject to receipt of funds and/or Debentures by the Trustee (or other Paying Agent appointed by the Company), promptly (but in no event more than five (5) Business Days) following the later of (x) the Repurchase Date with respect to such Debenture (provided that the holder has satisfied the conditions in Section 3.06(c) or Section 3.07(c), as applicable) and (y) the time of delivery of such Debenture to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 3.06(c) or
Section 3.07(c), as applicable. Debentures in respect of which a Repurchase Election has been given by the holder thereof may not be converted pursuant to
Article 15 hereof on or after the date of the delivery of such Repurchase Election unless such notice has first been validly withdrawn.

                  (d) Notwithstanding anything herein to the contrary, any holder delivering to the office of the Trustee (or other Paying Agent appointed by the Company) a Repurchase Election shall have the right to withdraw such election at any time prior to the close of business on the Business Day preceding the Repurchase Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) specifying:

                  (i) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

                  (ii) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

                  (iii) the principal amount, if any, of such Debenture which remains subject to the original Repurchase Election and which has been or will be delivered for repurchase by the Company.

                  The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Election or written notice of withdrawal thereof.

                  (e) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Debentures in the event of a Fundamental Change or on any Company Repurchase Date. If then required by applicable law, the Company will file a Schedule TO or any other schedule required in connection with such repurchase.

                  (f) There shall be no repurchase of any Debentures pursuant to
Section 3.06 or Section 3.07 if there has occurred at any time prior to, and is continuing on, the Repurchase Date an Event of Default (other than an Event of Default that is cured by the payment of the Repurchase Price with respect to such Debentures). The Paying Agent will promptly return to the respective holders thereof any Debentures (x) with respect to which a Repurchase Election has been withdrawn in compliance with this Indenture or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Debentures) in which case, upon such return, the Repurchase Election with respect thereto shall be deemed to have been withdrawn.

                  (g) The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remains unclaimed as provided in Section 12.03, for the payment of the Repurchase Price; provided that, to the extent that the aggregate amount of cash deposited by the Company pursuant to
Section 3.09(b) exceeds the aggregate Repurchase Price of the Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company.

                  (h) In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 15.06 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Debentures to cause the Company to repurchase the Debentures following a Fundamental Change and the provisions of this Indenture relating to the Company's option to deliver shares of Common Stock in payment of the Repurchase Price, including, without limitation, the applicable provisions of this Article 3 and the definitions of Common Stock and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of the Company).

                                   ARTICLE 4

                       Particular Covenants of the Company

                  SECTION 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3) and interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures. The Company shall pay interest on overdue principal at the rate specified in the Debentures, and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

                  The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the Trustee as Paying Agent, Debenture Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

                  So long as the Trustee is the Debenture Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.08(a) and in Section 7.08(c). If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Debentures it can identify from its records.

                  SECTION 4.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08(b), a Trustee, so that there shall at all times be a Trustee hereunder.

                  SECTION 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

                  (a) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

                  (b) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of or interest on the Debentures when the same shall be due and payable; and

                  (c) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

                  The Company shall, on or before each due date of the principal of or interest on the Debentures, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

                  (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of or interest on the Debentures when the same shall become due and payable.

                  (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

                  (d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section
4.04 is subject to Sections 12.02 and 12.03.

                  The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

                  SECTION 4.05. Existence. Subject to Article 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Debentureholders.

                  SECTION 4.06. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Debentures or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Debentures or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Debentures or such Common Stock and it will take such further action as any holder or beneficial holder of such Debentures or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Debentures or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Debentures or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  SECTION 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.08. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (which fiscal year of the Company is presently the 12 calendar months ending December 31), a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

                  The Company will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

                  Any notice required to be given under this Section 4.08 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office.

                  SECTION 4.09. Liquidated Damages Notice. (a) In the event that the Company is required to pay Liquidated Damages to holders of Debentures pursuant to the Registration Rights Agreement, the Company will provide written notice ("Liquidated Damages Notice") to the Trustee of its obligation to pay Liquidated Damages no later than fifteen (15) days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

                  SECTION 4.10. Additional Amounts. (a) All payments made under or with respect to the Debentures and the Debenture Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of a Relevant Taxing Jurisdiction, unless the Company or the Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

                  (b) If the Company or the Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Debentures or the Debenture Guarantee, the Company or the Guarantor shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by the holders (including Additional Amounts) after such withholding or deduction will not be less than the amount the holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (i) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Relevant Taxing Jurisdiction of such Debentures); or (ii) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; nor shall the Company or the Guarantor be required to pay Additional Amounts (1) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Debenture for payment within 30 days after the date on which such payment or such Debentures became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Debentures been presented on the last day of such 30 day period), or (2) with respect to any payment of principal of (or premium, if any, on) or interest on such Debentures to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Debentures.

                  (c) Upon request, the Company or the Guarantor shall provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

                  (d) Whenever in this Indenture there is mentioned, in any context: (i) the payment of principal; (ii) purchase prices in connection with a purchase of Debentures; (iii) interest; or (iv) any other amount payable on or with respect to any of the Debentures, such reference shall be deemed to include payment of Additional Amounts provided for in this Section 4.10 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  (e) The Company or the Guarantor shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Debentures, the Debenture Guarantee, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Debentures or the Debenture Guarantee, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the United Kingdom, the jurisdiction of incorporation of any successor of the Company or any jurisdiction in which a paying agent is located, and we will agree to indemnify the holders for any such taxes paid by such holders.

                  (f) The obligations described under this Section 4.10 shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein (other than the United States or any political subdivision or taxing authority thereof).

                                   ARTICLE 5

       Debentureholders' Lists and Reports by the Company and the Trustee

                  SECTION 5.01. Debentureholders' Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each May 1 and November 1 in each year beginning with May 1, 2004, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debentures as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Debenture Registrar.

                  SECTION 5.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Debenture Registrar or co-registrar in respect of the Debentures, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

                  (b) The rights of Debentureholders to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                  (c) Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Debentures made pursuant to the Trust Indenture Act.

                  SECTION 5.03. Reports by Trustee. (a) Within sixty (60) days after January 15 of each year commencing with the year 2004, the Trustee shall transmit to holders of Debentures such reports dated as of January 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports.

                  (b) A copy of such report shall, at the time of such transmission to holders of Debentures, be filed by the Trustee with each stock exchange and automated quotation system upon which the Debentures are listed and with the Company. The Company will promptly notify the Trustee in writing when the Debentures are listed on any stock exchange or automated quotation system or delisted therefrom.

                  SECTION 5.04. Reports by the Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust

Indenture Act), and transmit to holders of Debentures, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Debentures are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificates).

                                   ARTICLE 6

       Remedies of the Trustee and Debentureholders on an Event of Default

                  SECTION 6.01. Events of Default. In case one or more of the following events (each, an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                  (a) default in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

                  (b) default in the payment of the principal of any of the Debentures as and when the same shall become due and payable either at maturity or in connection with any redemption or repurchase, in each case pursuant to
Article 3, by acceleration or otherwise; or

                  (c) default in the Company's obligation to convert the Debentures upon the exercise of a holder's rights pursuant to Article 15 and that default continues for 10 days or more; or

                  (d) default in the Company's obligation to repurchase the Debentures at the option of a holder upon a Fundamental Change pursuant to
Section 3.06 or on specified dates pursuant to Section 3.07; or

                  (e) failure to provide notice of the occurrence of a Fundamental Change on a timely basis as required by Section 3.06; or

                  (f) default in the Company's obligation to redeem the Debentures after it has exercised its option to redeem; or

                  (g) failure on the part of the Company or the Guarantor duly to comply with or observe any other of the covenants, warranties or agreements on the part of the Company or the Guarantor in the Debentures, the Debenture Guarantee or in this Indenture (other than a covenant, warrant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company or the Guarantor to remedy the same, shall have been given to the Company or the Guarantor by the Trustee, or to the Company or the Guarantor and a Trust Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 8.04; or

                  (h) default by the Company or any of its subsidiaries in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any of the indebtedness of the Company or any of its subsidiaries for money borrowed in excess of $30,000,000 in the aggregate, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable; or

                  (i) final unsatisfied judgments not covered by insurance aggregating in excess of $30,000,000 rendered against the Company or any of its subsidiaries and not stayed, bonded or discharged within a period of sixty (60) consecutive days; or

                  (j) the Company or any of its subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its subsidiaries or any substantial part of the property of the Company or any of its subsidiaries, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or the Guarantor, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

                  (k) an involuntary case or other proceeding shall be commenced against the Company or the Guarantor seeking liquidation, reorganization or other relief with respect to the Company or the Guarantor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or the Guarantor or any substantial part of the property of the Company or the Guarantor, and such involuntary case or other proceeding remains undismissed or unstayed and in effect for a period of sixty
(60) consecutive days; or

                  (l) the Debenture Guarantee ceases to be in full force and effect (except as contemplated by this Indenture) or the Guarantor or any Person acting on behalf of the Guarantor denies or disaffirms the Guarantor's obligations under this Indenture or Debenture Guarantee and such Default continues for 10 days after receipt of the notices specified below;

then, and in each and every such case (other than an Event of Default specified in Section 6.01(j) or 6.01(k)), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding hereunder determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of all the Debentures and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in
Section 6.01(j) or 6.01(k) occurs, the principal of all the Debentures and the interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Debentures and the principal of any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 7.07, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued interest on Debentures which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.07, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding hereunder determined in accordance with Section 8.04, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Trust Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

                  In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.

                  SECTION 6.02. Payments of Debentures on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption, repurchase, acceleration, declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal or interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 7.07. Until such demand by the Trustee, the Company may pay the principal of and interest, on the Debentures to the registered holders, whether or not the Debentures are overdue.

                  In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

                  In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.07, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

                  All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures.

                  In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

                  SECTION 6.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 7.07;

                  SECOND: In case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Debentures, such payments to be made ratably to the Persons entitled thereto;

                  THIRD: In case the principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Debentures for principal, interest with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Debentures, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal, interest without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest or of any Debenture over any other Debenture, ratably to the aggregate of such principal and accrued and unpaid interest; and

                  FOURTH: To the payment of the remainder, if any, to the Company or as a court of competent jurisdiction shall direct in writing.

                  SECTION 6.04. Proceedings by Debentureholder. No holder of any Debenture shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding hereunder determined in accordance with Section 8.04 shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of reasonable indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any holder of any Debenture to receive payment of the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3) and accrued interest on such Debenture on or after the respective due dates expressed in such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, shall not be impaired or affected without the consent of such holder.

                  Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of either the Trustee or the holder of any other Debenture, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

                  SECTION 6.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                  SECTION 6.06. Remedies Cumulative and Continuing. Except as provided in Section 2.08, all powers and remedies given by this Article 6 to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

                  SECTION 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture,
(b) the Trustee may take any other action which is not inconsistent with such direction and (c) the Trustee may decline to take any action that would benefit some Debentureholders to the detriment of other Debentureholders. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 8.04 may, on behalf of the holders of all of the Debentures, waive any past default or Event of Default hereunder and its consequences, except (i) a default in the payment of interest on, or the principal of, the Debentures, (ii) a failure by the Company to convert any Debentures into Common Stock, (iii) a default in the payment of the Redemption Price pursuant to Section 3.04, (iv) a default in the payment of the Fundamental Change Repurchase Price pursuant to Section 3.06 or Company Repurchase Price pursuant to Section 3.07 or (v) a default in respect of a covenant or provisions hereof which under Article 10 cannot be modified or amended without the consent of the holders of each or all Debentures then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  SECTION 6.08. Notice of Defaults. The Trustee shall, within ninety (90) days after a Trust Officer of the Trustee has knowledge of the occurrence of a default, mail to all Debentureholders, as the names and addresses of such holders appear upon the Debenture Register, notice of all defaults known to a Trust Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Debentureholders. For the purpose of this Section 6.08, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

                  SECTION 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent in principal amount of the Debentures at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article 15.

                                   ARTICLE 7

                                   The Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.07; and

                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Debentures shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Debentures at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and the Guarantor and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debentures and this Indenture.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (j) The Trustee may request that the Company or the Guarantor deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Debenture Guarantee or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures, and it shall not be responsible for any statement of the Company or the Guarantor in this Indenture or in any document issued in connection with the sale of the Debentures or in the Debentures other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.01 unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 16.04 hereof from the Company, the Guarantor or any holder.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium

(if any) or interest on any Debenture (including required payments, if any, pursuant to the redemption provisions of such Debenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of holders.

                  SECTION 7.06. Reports by Trustee to Holders. Within 30 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each holder a brief report dated as of such May 15 that complies with Section 313(a) of the Trust Indenture Act if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

                  A copy of each report at the time of its mailing to holders shall be filed with the SEC and each stock exchange (if any) on which the Debentures are listed. The Company agrees to notify promptly the Trustee whenever the Debentures become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services as the Company and the Trustee shall, from time to time, agree in writing. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and the Guarantor, jointly and severally, shall indemnify the Trustee or any predecessor Trustee and their agents against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or the Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Guarantor, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Guarantor, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of interest on particular Debentures.

                  The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(j) or (k) with respect to the Company or the Guarantor, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The holders of a majority in principal amount of the Debentures then outstanding hereunder determined in accordance with Section 8.04 may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (i) the Trustee fails to comply with Section 7.10;

                  (ii) the Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.

                  (b) If the Trustee resigns, is removed by the Company or by the holders of a majority in principal amount of the Debentures then outstanding hereunder determined in accordance with Section 8.04 and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  (d) If a successor Trustee does not take office within sixty
(60) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company's expense, or the holders of 10% in principal amount of the Debentures then outstanding hereunder determined in accordance with Section
8.04 may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the Trust Indenture Act, any holder who has been a bona fide holder of a Debenture for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to
Section 311(a) of the Trust Indenture Act to the extent indicated.

                                   ARTICLE 8
                              The Debentureholders

                  SECTION 8.01. Action by Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of
Article 9, or (c) by a combination of such


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


instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall he not more than fifteen
(15) days prior to the date of commencement solicitation of such action.

                  SECTION 8.02. Proof of Execution by Debentureholders. Subject to the provisions of Section 7.01, 7.02 and 9.05, proof of the execution of any instrument by a Debentureholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture Registrar.

                  The record of any Debentureholders' meeting shall be proved in the manner provided in Section 9.06.

                  SECTION 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any Conversion Agent and any Debenture Registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of and interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Debenture Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

                  SECTION 8.04. Company-owned Debentures Disregarded. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or any Affiliate of the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Debentures which a Trust Officer knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall fully protect the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures listed therein are outstanding for the purpose of any such determination.

                  SECTION 8.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

                                   ARTICLE 9

                          Meetings of Debentureholders

                  SECTION 9.01. Purpose of Meetings.

                  A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

                  (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of
         Article 6;

                  (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

                  (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

                  (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

                  SECTION 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Debentureholders to take any action specified in
Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to
Section 8.01, shall be mailed to holders of Debentures at their addresses as they shall appear on the Debenture Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.


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


                  Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

                  SECTION 9.03. Call of Meetings by Company or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Debentures then outstanding hereunder determined in accordance with Section 8.04, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

                  SECTION 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

                  SECTION 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

                  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 9.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote pf the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

                  Subject to the provisions of Section 8.04, at any meeting each Debentureholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section
9.02 or 9.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

                  SECTION 9.06. Voting. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the outstanding principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                  SECTION 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

                                   ARTICLE 10
                             Supplemental Indentures

                  SECTION 10.01. Supplemental Indentures Without Consent of Debentureholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                  (a) make provision with respect to the conversion rights of the holders of Debentures pursuant to the requirements of Section 15.06 or the repurchase obligations of the Company pursuant to the requirements of Section 3.09(h);

                  (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets;

                  (c) to add a guarantor with respect to the Debentures;

                  (d) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 11;

                  (e) to surrender any of its rights or powers under the Indenture;

                  (f) to add to the covenants of the Company or the Guarantor such further covenants, restrictions or conditions for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                  (g) to make any changes or modifications necessary in connection with the registration of the Debentures under the Securities Act as contemplated by the Registration Rights Agreement, so long as any such change or modification shall not adversely affect the interests of the holders of the Debentures;

                  (h) to provide for uncertificated Debentures in addition to, or in place of, certificated Debentures (provided, however, that the uncertificated Debentures are issued in registered form for purposes of
         Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended);

                  (i) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provisions contained herein or in any supplemental indenture;

                  (j) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Indenture and the Debentures;

                  (k) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture or any supplemental indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or

                  (l) make other changes to the Indenture or forms or terms of the Debentures, provided that no such change individually or in the aggregate with all other such changes has or will have an adverse effect on the rights of the Debentureholders.

                  Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by the Company's Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 10.02.

                  Notwithstanding any other provision of the Indenture or the Debentures, the Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

                  SECTION 10.02. Supplemental Indenture with Consent of Debentureholders. With the consent (evidenced as provided in Article 8) of the holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding hereunder determined in accordance with Section 8.04, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided that no such supplemental indenture shall
(i) extend the Stated Maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any amount payable on redemption or repurchase thereof or change the time at which any Debenture may be redeemed or repurchased, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest thereon payable in any coin or currency other than that provided in the Debentures, or affect the obligation of the Company to redeem any Debenture on a Redemption Date in a manner adverse to the holders of Debentures, or affect the obligation of the Company to repurchase any Debenture upon the happening of a Fundamental Change in a manner adverse to the holders of Debentures, or affect the obligation of the Company to repurchase any Debenture on a Company Repurchase Date in a manner adverse to the holders of Debentures, or impair the right to convert the Debentures into shares of Common Stock subject to the terms set forth herein, including Section 15.06, or reduce the number of shares of Common Stock or other property receivable upon conversion, in each case, without the consent of the holder of each Debenture so affected, or modify any of the provisions of this Section 10.02 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.02, reduce the quorum or voting requirements set forth in Article 9 or modify the Debenture Guarantee in any manner adverse to the holders or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding.

                  Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of


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


evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Debentureholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                  SECTION 10.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 10 shall comply with the Trust Indenture Act, as then in effect, provided that this
Section 10.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of Article 10, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  SECTION 10.04. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.13) and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.

                  SECTION 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is otherwise authorized or permitted by this Indenture.


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


                                   ARTICLE 11
                Consolidation, Merger, Sale, Conveyance and Lease

                  SECTION 11.01. Company and Guarantor May Consolidate on Certain Terms. (a) Subject to the provisions of Section 11.02, the Company shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Company sell, convey, transfer or lease the property and assets of the Company substantially as an entirety, to any other Person (whether or not affiliated with the Company), unless: (i) the Company is the surviving Person, or the resulting, surviving or transferee Person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest on all of the Debentures, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in
Section 15.06 and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

                  (b) Subject to the provisions of Section 11.02, the Guarantor shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Guarantor), nor shall the Guarantor or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Guarantor sell, convey, transfer or lease the property and assets of the Guarantor substantially as an entirety, to any other Person (whether or not affiliated with the Guarantor), unless: (i) the Guarantor is the surviving Person, or the resulting, surviving or transferee Person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Guarantor and all obligations of the Guarantor under the Debenture Guarantee and the Debentures, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Guarantor) formed by such consolidation, or into which the Guarantor shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.06 and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

                  (c) Notwithstanding the foregoing, for purposes of this
Article 11, the sale by the Company or the Guarantor of the equity interests in Millennium Petrochemicals Inc., the equity interests in the limited liability companies which directly or indirectly own the Company's equity interests in Equistar, and/or the Company's equity interests in Equistar will be deemed not to constitute the conveyance, transfer or lease of all or substantially all the assets of the Company


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


or the Guarantor if any such sale consists of Net Tangible Assets constituting 33 1/3% or less of the consolidated Net Tangible Assets of the Company as of the date of the most recent publicly available consolidated balance sheet of the Company and its subsidiaries.

                  SECTION 11.02. Successor to Be Substituted. (a) In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and interest on all of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, as described in Section 11.01(a) such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Millennium Chemicals Inc. any or all of the Debentures, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the "Company" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 11 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

                  (b) In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Guarantor and all obligations of the Guarantor under the Debenture Guarantee and the Debentures as described in Section 11.01(b), such successor Person shall succeed to and be substituted for the Guarantor, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Millennium America Inc. any or all of the Debenture Guarantees, issuable hereunder that theretofore shall not have been signed by the Guarantor and delivered to the Trustee. All the Debenture Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debenture Guarantees theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debenture Guarantees had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the "Guarantor" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 11 may be dissolved, wound up and liquidated at any time


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

thereafter and such Person shall be released from its liabilities as obligor and maker of the Debenture Guarantees and from its obligations under this Indenture and the Debentures.

                  In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

                  SECTION 11.03. Opinion of Counsel to Be Given Trustee. The Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this
Article 11.

                                   ARTICLE 12
                     Satisfaction and Discharge of Indenture

                  SECTION 12.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable and the Company shall deposit with the Trustee, in trust, cash or, if expressly permitted by the terms of the Debentures or the Indenture, Common Stock sufficient to pay all amounts due and owing on Debentures (other than any Debentures that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures, (ii) rights hereunder of Debentureholders to receive payments of principal of and interest on the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, powers, duties, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 16.06 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

                  SECTION 12.02. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Debentures (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.


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

                  SECTION 12.03. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

                                   ARTICLE 13
         Immunity of Incorporators, Stockholders, Officers and Directors

                  SECTION 13.01. Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

                                   ARTICLE 14
                               Debenture Guarantee

                  SECTION 14.01. Debenture Guarantee. (a) The Guarantor hereby irrevocably and unconditionally guarantees on an unsecured senior basis, as a primary obligor and not merely as a surety, to each holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Debentures, whether for payment of principal of, or interest or premium on, in respect of the Debentures and all other monetary obligations of the Company under this Indenture and the Debentures and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Debentures (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Subject to Section 14.02 the Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor shall remain bound under this Article 14 notwithstanding any extension or renewal of any Guaranteed Obligation.

                  (b) The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Debentures or the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by


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

(i) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Debentures or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Debentures or any other agreement; (iv) the release of any security held by any holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of the Guarantor, except as provided in Section 14.02(b).

                  (c) The Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or the Guarantor's obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder. The Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against the Guarantor.

                  (d) The Guarantor further agrees that its Debenture Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  (e) Except as expressly set forth in Section 14.02, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Debentures or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

                  (f) The Guarantor agrees that its Debenture Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The Guarantor further agrees that its Debenture Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, or interest or premium on, any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  (g) In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, or interest or premium on, any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith


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

pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations,
(ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the holders and the Trustee.

                  (h) The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article 6 for the purposes of the Debenture Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purposes of this Section 14.01.

                  (i) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any holder in enforcing any rights under this Section 14.01.

                  (j) Upon request of the Trustee, the Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 14.02. Limitation on Liability. (a) Any other term or provision of this Indenture to the contrary notwithstanding, (i) the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally and (ii) no waiver, modification, indulgence or circumstance shall, without the consent of the Guarantor, increase the principal amount of a Debenture or the interest rate thereon (and, if applicable, the premium in respect thereof) except as provided in such Debenture.

                  (b) The Debenture Guarantee as to the Guarantor shall terminate and be of no further force or effect and the Guarantor shall be deemed to be released from all obligations under this Article 14 (without any further action by the Trustee or the holders) upon (i) the merger or consolidation of the Guarantor with or into any Person other than a subsidiary or Affiliate of the Guarantor where the Guarantor is not the surviving entity of such consolidation or merger or (ii) the sale, conveyance or transfer of all or substantially all of its assets; provided, however, that such merger, consolidation sale, conveyance or transfer shall comply with Article 11. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

                  SECTION 14.03. Successors and Assigns. This Article 14 shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the holders and, in the event of any transfer or assignment of rights by


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

any holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Debentures shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 14.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article 14 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 14 at law, in equity, by statute or otherwise.

                  SECTION 14.05. Modification. No modification, amendment or waiver of any provision of this Article 14, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 14.06. Execution and Non-Impairment. To further evidence the Debenture Guarantee, the Guarantor agrees to execute a Debenture Guarantee to be endorsed on each Debenture ordered to be authenticated and delivered by the Trustee. The failure to endorse the Debenture Guarantee on any Debenture shall not affect or impair the validity thereof.

                                   ARTICLE 15
                            Conversion of Debentures

                  SECTION 15.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, prior to November 5, 2023, the holder of any Debenture shall have the right, at such holder's option, to convert the principal amount of the Debenture, or any portion of such principal amount which is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Debenture so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 15.01 and in the manner provided in Section 15.02. The Debentures shall be convertible only during the following periods upon the occurrence of one of the following events:

                  (i) prior to November 15, 2018, during any fiscal quarter after the fiscal quarter ending December 31, 2003 if the Last Reported Sale Price of the Common Stock for at least twenty (20) Trading Days during the period of thirty (30) consecutive Trading Days ending on the first Trading Day of such fiscal quarter equals or exceeds 125% of the Conversion Price on such Trading Day and, on or after November 15, 2018 at any time after the Last Reported Sale Price of the Common Stock is more than 125% of the current Conversion Price;

                  (ii) in the event that the Company calls the Debentures for redemption, at any time prior to the close of business on the second Business Day immediately preceding the


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


         Redemption Date; provided that only those Debentures that are called for redemption may be converted following such an event;

                  (iii) as provided in Section (b) of this Section 15.01; or

                  (iv) during the five (5) Business Day period immediately after any ten (10) consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Debentures for each day of such ten
         (10) day measurement period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on the applicable date and the Conversion Rate; or

                  (v) upon the occurrence of certain reductions in credit ratings as follows:

                                    (A) At any time when (i) the long-term
                  credit rating assigned to the Debentures by Moody's Investor Service, Inc. ("Moody's") is Caa1 or lower or the long-term credit rating assigned to the Debentures by Standard & Poor's Rating Services ("Standard & Poor's") is B- or lower or (ii) both Moody's and Standard & Poor's have discontinued, withdrawn or suspended their rating with respect to the Debentures; or

                                    (B) If only one of Moody's and Standard &
                  Poor's continues to provide a credit rating for the Debentures, at any time when (i) the long-term credit rating assigned to the Debentures by such rating agency is Caa1 or lower, in the case of Moody's, or B- or lower, in the case of S&P, or (ii) such rating agency has discontinued, withdrawn or suspended its rating.

                  Notwithstanding the foregoing, if, on the date of any conversion pursuant to Section 15.01(a)(iv) on or after November 15, 2018, the Last Reported Sale Price of the Common Stock on the Trading Day prior to the date of conversion is greater than 100% but less than 125% of the Conversion Price, the holders of Debentures surrendered for conversion shall receive, in lieu of Common Stock based on the Conversion Rate, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of the Debentures being converted plus accrued and unpaid interest thereon, as of the Conversion Date ("Principal Value Conversion"). Any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the Conversion Price on the Conversion Date and the average of the Last Reported Sale Price of the Common Stock for a five (5) Trading Day period starting the third Trading Day following the conversion date of such Debentures. If a holder of Debentures surrenders their Debentures for a Principal Value Conversion, the Company shall notify such holder by the second Trading Day following the Conversion Date that it is a Principal Value Conversion and whether the Company will pay such holder all or a portion of the principal amount plus accrued and unpaid interest in cash, Common Stock or a combination of cash and Common Stock, and in what percentage. The Company shall pay such holder any portion of the principal amount plus accrued and unpaid interest to be paid in cash and deliver Common Stock with respect to any portion of the principal amount plus accrued and unpaid interest and to be paid in Common Stock, no later than the third Business Day following the determination of the average Last Reported Sale Price of the Common Stock.

                  The Company or its designated agent shall determine on a daily basis during the time period specified in Section 15.01(a)(i) whether the Debentures shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Debentures shall be so convertible, the Company shall promptly deliver to the Trustee (or other Conversion Agent appointed by the Company) written notice thereof. Whenever the Debentures shall become convertible pursuant to this Section 15.01, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 16.04, and the Company shall also publicly announce such information by publication on the Company's web site or through such other public medium as it may use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

                  The Trustee (or other Conversion Agent appointed by the Company) shall have no obligation to determine the Trading Price under this
Section 15.01 unless the Company has requested in writing such a determination; and the Company shall have no obligation to make such request unless a holder provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Debentures would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If such evidence is provided, the Company shall instruct the Trustee (or other Conversion Agent) in writing to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until, and only until, the Trading Price per $1,000 principal amount of Debentures is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

                  The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee's duties and obligations pursuant to Section 15.01(a) hereof, and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 15.01; provided, however, that nothing herein shall be construed to relieve the Trustee of its duties pursuant to Section 15.01(a) hereof.

                  (b) In addition, if:

                  (i) (A) the Company distributes to all holders of its Common Stock rights or warrants entitling them (for a period expiring within forty-five (45) days of the date of the distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of the distribution, or (B) the Company distributes to all holders of Common Stock assets (including cash), debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors and set forth in a Board Resolution exceeding 5% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such distribution, which shall be not less than twenty (20) days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the

         Ex-Dividend Date or the date the Company publicly announces that such distribution will not take place; provided that no adjustment to the Conversion Price or the ability of a holder of a Debenture to convert will be made if the holder will otherwise participate in such distribution without conversion; and

                  (ii) the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets, in each case pursuant to which the Common Stock is converted into cash or property other than securities, then the Debentures may be surrendered for conversion at any time from and after the date fifteen (15) days prior to the anticipated effective date of the transaction and ending on and including the date fifteen
         (15) days after the actual effective date of the transaction.

The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company by publication on its web site or through such other public medium as it may use at that time not later than two (2) Business Days prior to such fifteenth day.

                  (c) A Debenture in respect of which a holder is electing to exercise its option to require repurchase upon a Fundamental Change pursuant to
Section 3.06 or repurchase pursuant to Section 3.07 may be converted only if such holder withdraws its election in accordance with Section 3.09(d). A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted his Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this
Article 15.

                  SECTION 15.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends; Settlement of Cash or Common Stock upon Conversion. (a) In order to exercise the conversion privilege with respect to any Debenture in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Debenture with the original or facsimile of the form entitled "Form of Conversion Notice" on the reverse thereof, duly completed and manually signed, together with such Debentures duly endorsed for transfer, accompanied by the funds, if any, required by paragraph (d) of this Section 15.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 15.07.

                  In order to exercise the conversion privilege with respect to any interest in a Global Debenture, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this
Section 15.02 and any transfer taxes if required pursuant to Section 15.07.

                  (b) As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Debentureholder (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), the Company shall issue and shall deliver to such Debentureholder at the office or agency maintained by the Company for such purpose pursuant to Section 4.02, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debenture or portion thereof as determined by the Company in accordance with the provisions of this Article 15 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in
Section 15.03. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, subject to Section 2.02, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Debenture so surrendered, without charge to him, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

                  (c) Each conversion shall be deemed to have been effected as to any such Debenture (or portion thereof) on the date on which the requirements set forth above in this Section 15.02 have been satisfied as to such Debenture (or portion thereof) (such date, the "Conversion Date"), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Debenture shall be surrendered.

                  (d) Any Debenture or portion thereof surrendered for conversion during the period from the close of business on any Regular Record Date to the close of business on the Business Day preceding the following Interest Payment Date that has not been called for redemption during such period shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and prior to the next Interest Payment Date, (2) if the Company has specified a Repurchase Date following a Fundamental Change that is during such period or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Debenture. Except as provided above in this Section 15.02, no payment or other adjustment shall be made for interest accrued on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article 15.

                  (e) Upon the conversion of an interest in a Global Debenture, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any Conversion Agent other than the Trustee.

                  (f) Upon the conversion of a Debenture, that portion of the accrued but unpaid interest with respect to the converted Debenture shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Debenture being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company's obligation to pay the principal amount of the converted Debenture and the accrued but unpaid interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Debenture being converted pursuant to the provisions hereof.

                  (g) In the event that the Company receives a Form of Conversion Notice on or prior to (1) the date on which the Company gives a Redemption Notice or (2) the date that is ten (10) days prior to the Stated Maturity of the Debentures (the "Final Notice Date"), the following procedures shall apply:

                  (i) If the Company elects to satisfy all or any portion of its obligation to convert the Debentures (the "Conversion Obligation") in cash, the Company shall notify holders through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Conversion Date (the "Cash Settlement Notice Period"). If the Company timely elects to pay cash for any portion of the Common Stock otherwise issuable to holders upon conversion, holders may retract the Conversion Notice at any time during the two Business Days following the final day of the Cash Settlement Notice Period (the "Conversion Retraction Period"). No such retraction can be made (and a Form of Conversion Notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of Common Stock (other than cash in lieu of fractional shares). Upon the expiration of a Conversion Retraction Period, a Form of Conversion Notice shall be irrevocable. If the Company elects to satisfy all or any portion of the Conversion Obligation in cash, and the applicable Form of Conversion Notice has not been retracted, then settlement (in cash or in cash and Common Stock) will occur no later than the tenth (10th) Business Date following the Conversion Date.

                  (ii) If the Company does not elect to satisfy any part of the Conversion Obligation in cash (other than cash in lieu of any fractional shares), delivery of the Common Stock into which the Debentures are converted (and cash in lieu of any fractional shares) shall occur through the Conversion Agent no later than the fifth (5th) Business Date following the Conversion Date.

                  (h) Settlement amounts will be computed as follows:

                  (i) If the Company elects to satisfy the entire Conversion Obligation in Common Stock, it shall deliver to holders that have delivered the Conversion Notice giving rise to the Conversion Obligation a number of shares of Common Stock equal to
         (i) the aggregate principal amount of Debentures to be converted divided by 1,000, multiplied by (ii) the Conversion Rate. In addition, the Company shall pay cash for any fractional shares of Common Stock based on the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

                  (ii) If the Company elects to satisfy the entire Conversion Obligation in cash, it shall deliver to holders that have delivered the Conversion Notice giving rise to the Conversion Obligation cash in an amount equal to the product of:

                                    (A) a number equal to (i) the aggregate
                  principal amount of Debentures to be converted divided by 1,000, multiplied by (ii) the Conversion Rate; and

                                    (B) the average of the Last Reported Sale
                  Prices of the Common Stock for the five consecutive Trading Days (x) immediately following the date of the Company's notice of its election to deliver cash, if the Company has not given a Redemption Notice or Final Maturity Notice, or (y) ending on the third Trading Day prior to the Conversion Date, in the case of a conversion following a Redemption Notice or Final Maturity Notice specifying that the Company intends to deliver cash upon conversion (each a "Cash Settlement Averaging Period") the Cash Settlement Averaging Period.

                  (iii) If the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, it will deliver to holders the specified cash amount (the "Cash Amount") and a number of shares of Common Stock equal to the greater of (i) zero and (ii) the excess, if any, of the number of shares of Common Stock calculated as if the Company elected to satisfy the entire Conversion Obligation in shares over the number of shares equal to the sum, for each day of the applicable Cash Settlement Averaging Period, of (x) 20% of the Cash Amount, divided by (y) the Last Reported Sale Price of the Common Stock. In addition, the Company shall pay cash for all fractional shares of Common Stock based on the average Last Reported Sale Price of the Common Stock during the Cash Settlement Averaging Period.

                  (iv) If the Company elects to satisfy the Conversion Obligation in Common Stock and if on the date of the Conversion Notice (x) the Debentures are neither registered under the Securities Act nor immediately freely saleable pursuant to Rule 144(k) under the Securities Act and (y) there exists a Registration Default (as defined under the Registration Right Agreement), then the Company shall deliver to Debentureholders an additional number of shares of Common Stock in accordance with Section 3(a) of the Registration Rights Agreement.

                  (i) The Company must determine whether or not it will satisfy all or a portion of the conversion obligation in cash at the time it issues a Redemption Notice or a Final Maturity Notice and such notices will state the amount of the Conversion Obligation to be settled in cash. If a Form of Conversion Notice is received from holders of Debentures after the date that a Redemption Notice or the Final Maturity Notice has been issued, such holders may not retract


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

their Conversion Notice. Settlement (in cash and/or Common Stock) will occur no later than the fifth (5th) Business Date following the Conversion Date.

                  SECTION 15.03. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash to the holder of Debentures at the Last Reported Sale Price of the Common Stock on the last Trading Day immediately preceding the day on which the Debentures (or specified portions thereof) are deemed to have been converted.

                  SECTION 15.04. Conversion Rate. Each $1,000 principal amount of the Debentures shall be convertible into the number of shares of Common Stock specified in the form of Debenture (herein called the "Conversion Rate") set forth in the Appendix hereto (initially 73.3568 shares), subject to adjustment as provided in this Article 15.

                  SECTION 15.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

                  (a) If shares of Common Stock are issued as a dividend or distribution on shares of Common Stock, or if a share split or share combination is effected, the conversion rate will be adjusted based on the following formula:
                                           OS'
                            CR' = CR/O/ X -----
                                          OS/O/
    where,

        CR/O/ =  the Conversion Rate in effect immediately prior to such event

        CR'   =  the Conversion Rate in effect immediately after such event

        OS/O/ = the number of shares of Common Stock outstanding immediately prior to such event

        OS'   =  the number of shares of Common Stock outstanding immediately after such event

An adjustment made pursuant to this subsection (a) shall become effective on the date immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this subsection (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                  (b) If any rights, warrants or options are issued to all or substantially all holders of Common Stock entitling them for a period of not more than 45 days to subscribe for or purchase shares of Common Stock, or securities convertible into shares of Common Stock, in either case at a price per share or a conversion price per share less than the Last Reported Sale Price of Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights, warrants or options are not exercised prior to their expiration):

                                               OS/o/ + X
                                CR' = CR/o/ X -----------
                                               OS/o/ - Y
     where,

         CR/o/ =   the Conversion Rate in effect immediately prior to such event

         CR'   =   the Conversion Rate in effect immediately after such event

         OS/o/ = the number of shares of Common Stock outstanding immediately prior to such event

         X     =   the total number of shares of Common Stock issuable pursuant to such rights, warrants, options or securities

         Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Days prior to the Business Day immediately preceding the record date for the issuance of such rights, warrants, options or securities

         An adjustment made pursuant to this subsection (b) shall be made successively whenever such rights, warrants or options are issued, and shall become effective on the day following the date of announcement of such issuance. If at the end of the period during which such rights, warrants or options are exercisable, not all rights, warrants or options have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

In determining whether such rights, warrants or options entitle the holder to subscribe for or purchase shares of Common Stock at less than the average Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

To the extent that the Company adopts any stockholder rights plan, upon conversion of the Debentures into Common Stock, holders of Debentures will receive, in addition to Common Stock, the rights under the rights plan whether or not the rights have separated from Common Stock at the time of conversion and no adjustment to the Conversion Rate will be made in accordance with this subsection (b).

                  (c) If shares of the Company's capital stock, evidences of the Company's indebtedness or other assets or property of the Company or its subsidiaries is distributed to all or substantially all holders of Common Stock, excluding:

                  (i) dividends, distributions and rights, warrants, options or securities referred to in clause (a) or (b) above; and

                  (ii) dividends or distributions in cash referred to in clause
         (d) below;

then the conversion rate will be adjusted based on the following formula:


                                                  SP/o/
                                CR' = CR/o/ X -------------
                                               SP/O/ - FMV


     where,

         CR/o/ = the Conversion Rate in effect immediately prior to such distribution

         CR'   =   the Conversion Rate in effect immediately after such
                   distribution

         SP/o/ =   the average of the Last Reported Sale Prices of Common
                   Stock for the ten days prior to the Business Day immediately preceding the record date for such distribution

         FMV   =   the fair market value (as determined by our board of
                   directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the record date for such distribution

         An adjustment made pursuant to the above paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the dated fixed for the determination of shareholders entitled to receive such distribution.

         With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on Common Stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, (referred to as a "spin-off") the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:


                                               FMV/o/ + MP/o/
                                CR' = CR/o/ X ----------------
                                                     MP/o/



     where,

         CR/o/ = the Conversion Rate in effect immediately prior to such distribution

         CR'    =  the Conversion Rate in effect immediately after such
                   distribution

         FMV/o/ = the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of our Common Stock over the first 10 trading days after the effective date of the spin-off

         MP/o/  =  the average of the Last Reported Sale Prices of Common
                   Stock over the first 10 consecutive Trading Days after the effective date of the spin-off

The adjustment to the conversion rate under the preceding paragraph will occur on the tenth (10th) Trading Day from, and including, the effective date of the spin-off.

If any such dividend or distribution described in this subsection (c) is declared but not paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                  (d) If any cash dividend or distribution is made during any of the Company's quarterly fiscal periods to all or substantially all holders of Common Stock, the conversion rate will be adjusted based on the following formula:


                                                  SP/o/
                                CR' = CR/o/ X -------------
                                               SP/O/ - C

     where,

         CR/o/ = the Conversion Rate in effect immediately prior to the record date for such distribution

         CR'   =  the Conversion Rate in effect immediately after the record date for such distribution

         SP/o/ = the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Days prior to the Business
                  Day immediately preceding the record date of such distribution

         C     =  the amount in cash per share the Company distributes to holders of Common Stock

An adjustment made pursuant to this subsection (d) shall become effective on the date immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution. If any dividend or distribution described in this subsection (d) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                  (e) The Conversion Rate will be increased if the Company or any of its subsidiaries purchases shares of Common Stock pursuant to a tender offer or exchange offer which involves an aggregate consideration that exceeds the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender offer or exchange offer (the "Expiration Time"). The Conversion Rate will be increased based on the following formula:



                                               AC + (SP' X OS')
                                CR' = CR/o/ X ------------------
                                                 OS/o/ X SP'


     where,

         CR/o/ = the conversion rate in effect on the date such tender offer expires

         CR'   =  the conversion rate in effect on the day next succeeding the date such tender offer expires

         AC    =  the aggregate value of all cash and any other consideration
                  (as determined by our board of directors) paid or payable for all shares of Common Stock that the Company or one of its subsidiaries purchases in the tender offer or exchange offer

         OS/o/ = the number of shares of Common Stock outstanding immediately prior to the date such tender offer expires

         OS'   =  the number of shares of common stock outstanding
                  immediately after the date such tender offer expires

         SP'   =  the average of the last reported sale prices of Common
                  Stock for the ten consecutive trading days commencing on the trading day next succeeding the date such tender offer expires

Any adjustment made pursuant to this subsection (e) shall become effective on the date immediately following the Expiration Time. If the company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the conversion Rate that would be in effect if such tender or exchange offer had not been made.

                  (f) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon an event to which Section 15.06 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and within the meaning of Section 15.05(c)), and (b) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such split or combination becomes effective within the meaning of Section 15.05(a)).

                  (g) Notwithstanding the foregoing provisions of Section 15.05, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a holder of a Debenture to convert, for any distribution described therein if the holder will otherwise participate in the distribution without conversion of such holder's Debentures.

                  (h) The Company may make such increases in the Conversion Rate, in addition to those required by clauses (a) through (f) of this Section
15.05 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Debentures a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

                  (i) No adjustment to the Conversion Rate need be made:

                  (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

                  (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

                  (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (ii) above and outstanding as of the Original Issuance Date;

                  (iv) for a change in the par value of the Common Stock; or

                  (v) for accrued and unpaid interest.

                  (j) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided that any adjustments that by reason of this Section 15.05(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 15 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

                  (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Debenture at its last address appearing on the Debenture Register provided for in Section 2.04 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (l) In any case in which this Section 15.05 provides that an adjustment shall become effective immediately after (1) a record date or Stock Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 15.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 15.05(b) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 15.05(e), (each a "Determination Date"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Debenture converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before


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giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.03; provided that in the case of an adjustment made pursuant to Section 15.05(d) with respect to a distribution of shares of capital stock of, or similar equity interest in, a subsidiary or other business unit of the Company, the Company may defer the issuance of such additional shares and cash payment, if any, until the third Business Day immediately following the last day of the twenty (20) consecutive Trading Day period commencing on the fifth Trading Day after the Ex-Dividend Date. For purposes of this Section 15.05(l), the term "Adjustment Event" shall mean:

                  (i) in any case referred to in clause (1) hereof, the occurrence of such event;

                  (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made;

                  (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants; and

                  (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

                  (m) For purposes of this Section 15.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  SECTION 15.06. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 15.05(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Debenture shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Debentures) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or



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assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 15.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15.

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at its address appearing on the Debenture Register provided for in Section 2.04 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                  If this Section 15.06 applies to any event or occurrence,
Section 15.05 shall not apply.

                  SECTION 15.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 15.08. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

                  Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.


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


                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable by the Company and free from all taxes, Liens and charges with respect to the issue thereof.

                  The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

                  The Company further covenants that, if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debenture; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

                  SECTION 15.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 15. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.02, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.



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           SECTION 15.10. Notice to Holders Prior to Certain Actions.

         In case:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 15.05; or

                  (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                  (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at its address appearing on the Debenture Register provided for in Section 2.04 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                  SECTION 15.11. Limitations on Delivery of Cash in Lieu of Common Stock. Notwithstanding anything in this Indenture to the contrary, (a) on or prior to June 18, 2006, the Company shall not deliver cash in lieu of Common Stock upon a conversion (except for cash delivered in lieu of fractional shares) and (b) the Company shall not deliver more than $1,000 of cash in lieu of Common Stock per $1,000 principal amount of Debentures that are converted, regardless of the date of conversion.


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                                   ARTICLE 16
                            Miscellaneous Provisions

                  SECTION 16.01. Confidentiality Exception. Notwithstanding anything express or implied to the contrary in this Indenture, the obligations of confidentiality contained herein, as they relate to the transactions contemplated by this Indenture, shall not apply to the tax structure or tax treatment of such transactions, and each Debentureholder (and each employee, representative, or other agent of such Debentureholder) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of such transactions and all materials of any kind (including opinions or other tax analysis) that are provided to any Debentureholder relating to such tax treatment and tax structure; provided, however, that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

                  SECTION 16.02. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

                  SECTION 16.03. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

                  SECTION 16.04. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: Millennium Chemicals Inc., 20 Wight Avenue, Suite 100, Hunt Valley, MD 21030, Attention: Senior Vice President - General Counsel and Secretary. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed to the Corporate Trust Office of the Trustee.

                  The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Debentureholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Debenture Register and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or


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

communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 16.05. Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).

                  SECTION 16.06. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that each Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

                  SECTION 16.07. Legal Holidays. In any case in which the date of maturity of interest on or principal of the Debentures or the Redemption Date of any Debenture or any Repurchase Date with respect to any Debenture will not be a Business Day, then payment of such interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the Redemption Date or the Repurchase Date, as the case may be, and no interest shall accrue for the period from and after such date.

                  SECTION 16.08. Company Responsible for Making Calculations. Unless otherwise specified in this Indenture, the Company will be responsible for making all calculations called for under the Debentures. These calculations include, but are not limited to, determination of the Last Reported Sale Price and Market Price, the amount of accrued interest payable on the Debentures and the Conversion Rate of the Debentures. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Debentureholders. Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officers' Certificate setting forth a schedule of its calculations, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any holder upon the request of such holder.


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                  SECTION 16.09. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that this Section 16.09 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

                  SECTION 16.10. No Security Interest Created. Except as provided in Section 7.07, nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

                  SECTION 16.11. Benefits of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Debenture Registrar and their successors hereunder and the holders of Debentures any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 16.12. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 16.13. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.03, 2.07, 2.08, 2.10, 3.03 and 3.09, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.10.

                  Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise


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eligible under this Section 16.13, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

                  Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Debentures as the names and addresses of such holders appear on the Debenture Register.

                  The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

                  The provisions of Sections 7.02, 7.03, 7.04 and 8.03 and this
Section 16.13 shall be applicable to any authenticating agent.

                  SECTION 16.14. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  SECTION 16.15. Severability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  The Bank of New York hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Indenture to be duly executed.

                                MILLENNIUM CHEMICALS INC.


                                By:  /s/ C. William Carmean
                                     -------------------------------
                                         Name:  C. William Carmean
                                         Title: Senior Vice President, General
                                                Counsel and Secretary


                                MILLENNIUM AMERICA INC.


                                By:  /s/ C. William Carmean
                                     -------------------------------
                                         Name:  C. William Carmean
                                         Title: Senior Vice President, General
                                                Counsel and Secretary

                                THE BANK OF NEW YORK, as Trustee


                                By:  /s/ Marie Trimboli
                                     -------------------------------
                                         Name: Marie Trimboli
                                         Title: Assistant Vice President


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                                                                      APPENDIX A

                        PROVISIONS RELATING TO DEBENTURES

         1.  Definitions

         1.1  Definitions

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Definitive Debenture" means a certificated Debenture (bearing the Restricted Securities Legend if the transfer of such Debenture is restricted by applicable law) that does not include the Global Debentures Legend.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Global Debentures Legend" means the legend set forth in the Appendix to this Indenture.

                  "Initial Purchasers" means J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., SG Cowen Securities Corporation and Daiwa Securities SMBC Europe Limited.

                  "Purchase Agreement" means the Purchase Agreement dated November 19, 2003, among the Company, the Guarantor and the Initial Purchasers.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registration Agreement" means the Resale Registration Rights Agreement dated November 25, 2003, among the Company, the Guarantor and the Initial Purchasers.

                  "Restricted Securities Legend" means the legend set forth in
Section 2.3(d)(i) herein.

                  "Rule 144A" means Rule 144A as promulgated under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Debenture (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

                  "Shelf Registration Statement" means the registration statement filed by the Company in connection with an offer and sale of Initial Debentures pursuant to the Registration Agreement.

                  "Transfer Restricted Debentures" means Definitive Debentures and any other Debentures that bear or are required to bear the Restricted Securities Legend.

         1.2  Other Definitions

                                                          Term:

"Agent Members".......................................................2.1(c)
"Global Debenture"....................................................2.1(b)

         2.    The Debentures

         2.1  Form and Dating

                  (a) The Debentures will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to QIBs in reliance on Rule 144A. Such Debentures may thereafter be transferred to, among others, QIBs.

                  (b) Global Debentures. Debentures shall be issued initially in the form of one or more permanent global Debentures in definitive, fully registered form (collectively, the "Global Debenture"), without interest coupons and bearing the Global Debentures Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

                  (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Debenture deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by two Officers, authenticate and deliver one or more Global Debentures that (i) shall be registered in the name of the Depositary for such Global Debenture or Global Debentures or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Debenture, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Debenture.

                  (d) Definitive Debentures. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Debentures will not be entitled to receive physical delivery of certificated Debentures.

         2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers (a) Debentures for original issue on the date hereof in an aggregate principal amount of $125,000,000 and (b) if the Initial Purchasers exercise their option pursuant to the Purchase Agreement, Debentures in an aggregate principal amount of up to $25,000,000.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Debentures. When Definitive Debentures are presented to the Registrar with a request:

                  (i)  to register the transfer of such Definitive Debentures;
                       or

                  (ii) to exchange such Definitive Debentures for an equal principal amount of Definitive Debentures of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Debentures surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the holder thereof or his attorney duly authorized in writing; and

                  (2) in the case of Transfer Restricted Debentures, are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Debentures are being delivered
                  to the Registrar by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in the form set forth on the reverse side of the Debenture); or

                           (B) if such Definitive Debentures are being
                  transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Debenture); or

                           (C) if such Definitive Debentures are being
                  transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Debenture) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

                  (b) Restrictions on Transfer of a Definitive Debenture for a Beneficial Interest in a Global Debenture. A Definitive Debenture may not be exchanged for a beneficial interest in a

Global Debenture except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Debenture, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

                  (i) certification (in the form set forth on the reverse side of the Initial Debenture) that such Definitive Debenture is being transferred (1) to a QIB in accordance with Rule 144A; and

                  (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Debenture to reflect an increase in the aggregate principal amount of the Debentures represented by the Global Debenture, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Debenture and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Debentures represented by the Global Debenture to be increased by the aggregate principal amount of the Definitive Debenture to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Debenture equal to the principal amount of the Definitive Debenture so canceled. If no Global Debentures are then outstanding and the Global Debenture has not been previously exchanged for certificated Debentures pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Debenture in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Debentures. (i) The transfer and exchange of Global Debentures or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Debenture shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Debenture or another Global Debenture and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Debenture and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Debenture being transferred.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Debenture to a beneficial interest in another Global Debenture, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Debenture to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Debenture from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iv) In the event that a Global Debenture is exchanged for Definitive Debentures pursuant to Section 2.4 prior to the effectiveness of a Shelf Registration Statement with respect to such Debentures, such Debentures may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Debentures intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (d)  Legend.

                  (i) Except as permitted by the following paragraphs (ii) and
         (iii), each Debenture certificate evidencing the Global Debentures and the Definitive Debentures (and all Debentures issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

         "THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH DEBENTURE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS DEBENTURE (OR ANY PREDECESSOR OF SUCH DEBENTURE), ONLY (A) TO THE COMPANY (OR ITS SUBSIDIARIES), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE DEBENTURES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE

         REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Definitive Debenture shall bear the following additional legend:

         "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Debenture that is a Definitive Debenture, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Debenture for a Definitive Debenture that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Debenture if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Debenture).

                  (iii) After a transfer of any Debentures during the period of the effectiveness of a Shelf Registration Statement with respect to such Debentures, all requirements pertaining to the Restricted Securities Legend on such Debentures shall cease to apply and the requirements that any such Debentures be issued in global form shall continue to apply.

                  (e) Cancelation or Adjustment of Global Debenture. At such time as all beneficial interests in a Global Debenture have either been exchanged for Definitive Debentures, transferred, redeemed, repurchased or canceled, such Global Debenture shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Debenture is exchanged for Definitive Debentures, transferred in exchange for an interest in another Global Debenture, redeemed, repurchased or canceled, the principal amount of Debentures represented by such Global Debenture shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Debenture) with respect to such Global Debenture, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (f) Obligations with Respect to Transfers and Exchanges of Debentures.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Debentures and Global Debentures at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.04, and 10.04 of this Indenture).

                  (iii) Prior to the due presentation for registration of transfer of any Debenture, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) All Debentures issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Debentures surrendered upon such transfer or exchange.

                  (g)  No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Debenture, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the holders and all payments to be made to holders under the Debentures shall be given or made only to the registered holders (which shall be the Depositary or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Depositary participants, members or beneficial owners in any Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  Definitive Debentures

                  (a) A Global Debenture deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Debentures in an aggregate principal amount equal to the principal amount of such Global Debenture, in exchange for such Global Debenture, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Debenture or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Debentures under this Indenture.

                  (b) Any Global Debenture that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Debenture, an equal aggregate principal amount of Definitive Debentures of authorized denominations. Any portion of a Global Debenture transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Debenture in the form of a Definitive Debenture delivered in exchange for an interest in the Global Debenture shall, except as otherwise provided by Section 2.3(d), bear the Restricted Securities Legend.

                  (c) Subject to the provisions of Section 2.4(b), the registered holder of a Global Debenture may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Debentures.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Debentures in fully registered form without interest coupons.